EXECUTION COPY


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                           REVOLVING CREDIT AGREEMENT

                             dated as of May 8, 2000

                                      among

                      PLANET HOLLYWOOD INTERNATIONAL, INC.,
                                       and
                     THE BORROWERS LISTED ON ANNEX I HERETO


                                  AS BORROWERS,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                             WLR RECOVERY FUND L.P.,

                                       and
                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                   AS LENDERS,

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT


THIS AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF MAY 8, 2000 BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., FOR ITSELF AND AS AGENT, WLR RECOVERY FUND L.P., WILMINGTON TRUST COMPANY, AS AGENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE AND THE OTHER PERSONS AND ENTITIES SIGNATORY THERETO (THE "INTERCREDITOR AGREEMENT"), WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE PARTIES TO THIS AGREEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS HEREUNDER OR WHICH IS SECURED HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST TO ANY PARTY HERETO.


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
                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I   DEFINITIONS; CONSTRUCTION........................................................................1
       1.01.   Certain Definitions...........................................................................1
       1.02.   Construction.................................................................................23
       1.03.   Accounting Principles........................................................................23

ARTICLE II   THE CREDITS................................................................................... 24
       2.01.   Revolving Credit Loans.......................................................................24
       2.02.   Notes........................................................................................24
       2.03.   Notice of Borrowing; Making of Loans.........................................................24
       2.04.   Reduction of Current Commitment; Mandatory Prepayment; Optional Prepayment...................27
       2.05.   Interest Rate................................................................................29
       2.06.   Interest Payment Dates.......................................................................30
       2.07.   Maturity Date................................................................................30
       2.08.   Payments.....................................................................................30
       2.09.   Use of Proceeds..............................................................................33
       2.10.   Eurodollar Rate Not Determinable; Illegality or Impropriety..................................33
       2.11.   Reserve Requirements; Capital Adequacy Circumstances.........................................33
       2.12.   Indemnity; Agent Duty to Change Eurodollar Loan Office.......................................35
       2.13.   Sharing of Setoffs...........................................................................36
       2.14.   Continuation and Conversion of Loans.........................................................36
       2.15.   Taxes........................................................................................37
       2.16.   Joint and Several Liability..................................................................39
       2.17.   Inter-Lender Arrangements....................................................................39
       2.18.   Equity Contributions.........................................................................39

ARTICLE III   LETTERS OF CREDIT.............................................................................39
       3.01.   Letters of Credit............................................................................39
       3.02.   Participations...............................................................................43

ARTICLE IV   BORROWING BASE.................................................................................44
       4.01.   Condition of Lending and Assisting in Establishing or Opening Letters of Credit..............44
       4.02.   Mandatory Prepayment.........................................................................44
       4.03.   Rights and Obligations Unconditional.........................................................44
       4.04.   Borrowing Base Certificate...................................................................45
       4.05.   General Provisions...........................................................................45

ARTICLE V   SECURITY........................................................................................45
       5.01.   Collateral...................................................................................45
       5.02   Trademarks....................................................................................46

                                      -i-
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
ARTICLE VI   CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT ISSUANCE AND LENDING.............................46
       6.01.   Conditions Precedent to Effectiveness........................................................46
       6.02.   Conditions Precedent to Loans and Letters of Credit..........................................51

ARTICLE VII   REPRESENTATIONS AND WARRANTIES................................................................52
       7.01.   Organization, Good Standing, Etc.............................................................52
       7.02.   Authority and Authorization..................................................................53
       7.03.   Execution and Binding Effect.................................................................53
       7.04.   Governmental Approvals.......................................................................53
       7.05.   Absence of Conflicts.........................................................................54
       7.06.   Subsidiaries.................................................................................54
       7.07.   Litigation...................................................................................54
       7.08.   Financial Condition; Historical Statements...................................................54
       7.09.   Compliance with Law, Etc.....................................................................54
       7.10.   ERISA........................................................................................55
       7.11.   Taxes, Etc...................................................................................55
       7.12.   Full Disclosure..............................................................................56
       7.13.   Operating Lease Obligations; Existing Liens; Unpaid Rent.....................................56
       7.14.   Environmental Matters........................................................................56
       7.15.   Schedules....................................................................................57
       7.16.   Insurance....................................................................................57
       7.17.   Use of Proceeds..............................................................................57
       7.18.   Financial Accounting Practices, Etc..........................................................57
       7.19.   No Material Adverse Effect...................................................................58
       7.20.   Real Property; Leases........................................................................58
       7.21.   Location of Bank Accounts....................................................................59
       7.22.   No Event of Default..........................................................................59
       7.23.   Capitalized Leases...........................................................................59
       7.24.   Inventory and Memorabilia....................................................................59
       7.25.   Collateral...................................................................................59
       7.26.   Tradenames...................................................................................59
       7.27.   Intellectual Property........................................................................59
       7.28.   Regulation T, U or X.........................................................................60
       7.29.   Nature of Business...........................................................................60
       7.30.   Adverse Agreements, Etc......................................................................60
       7.31.   Holding Company and Investment Company Acts..................................................60
       7.32.   Permits, Etc.................................................................................61
       7.33.   Priority; Title..............................................................................61
       7.34.   Labor Relations; Collective Bargaining Agreements............................................61
       7.35.   Loan Documents...............................................................................61
       7.36.   Solvency.....................................................................................62
       7.37.   Ownership of Planet Hollywood Memorabilia, Inc. and the Memorabilia..........................62
       7.38.   Corporate Structure..........................................................................62

       7.39.   Delivery of Authenticity Documents...........................................................62
       7.40.   Material Contracts...........................................................................62
       7.41.   [Intentionally omitted]......................................................................62
       7.42.   TSP Agreement................................................................................62
       7.43.   Additional Representations and Warranties....................................................63

ARTICLE VIII   AFFIRMATIVE COVENANTS........................................................................63
       8.01.   Reporting Requirements.......................................................................63
       8.02.   Compliance with Laws, Etc....................................................................67
       8.03.   Preservation of Existence, Etc...............................................................68
       8.04.   Keeping of Records and Books of Account......................................................68
       8.05.   Inspection Rights............................................................................68
       8.06.   Maintenance of Properties, Etc...............................................................69
       8.07.   Maintenance of Insurance.....................................................................69
       8.08.   Environmental................................................................................70
       8.09.   Further Assurances...........................................................................71
       8.10.   Financial Accounting Practices, Etc..........................................................71
       8.11.   Cash Management System.......................................................................72
       8.12.   Store Openings and Closings..................................................................73
       8.13.   Memorabilia and Inventory....................................................................73
       8.14.   Change in Collateral; Collateral Records.....................................................73
       8.15.   Leases.......................................................................................74
       8.16.   Landlord and Warehouse Waivers...............................................................74
       8.17.   Authenticity Documents.......................................................................74
       8.18    TSP Agreement................................................................................74

ARTICLE IX   NEGATIVE COVENANTS.............................................................................75
       9.01.   Liens, Etc...................................................................................75
       9.02.   Indebtedness.................................................................................76
       9.03.   Guarantees, Etc..............................................................................77
       9.04.   Merger, Consolidation, Sale of Assets, Etc...................................................77
       9.05.   Change in Nature of Business.................................................................78
       9.06.   Loans, Advances and Investments, Etc.........................................................78
       9.07.   Lease Obligations............................................................................79
       9.08.   Dividends, Prepayments, Etc..................................................................79
       9.09.   Transactions with Affiliates.................................................................80
       9.10.   Sale Policies................................................................................80
       9.11.   Environmental................................................................................80
       9.12.   ERISA........................................................................................80
       9.13.   Subsidiaries.................................................................................81
       9.14.   Capital Expenditures.........................................................................81
       9.15.   Federal Reserve Regulations..................................................................81
       9.16.   Limitation on Plan of Reorganization Payments................................................81
       9.17.   Inactive Guarantors..........................................................................81
       9.18.   Negative Pledge..............................................................................81
       9.19.   Foreign Entities.............................................................................82

       9.20.   Note Maturity Date...........................................................................82

ARTICLE X   DEFAULTS........................................................................................82
       10.01.   Events of Default...........................................................................82
       10.02.   Consequences of an Event of Default.........................................................85
       10.03.   Deposit for Letters of Credit...............................................................86
       10.04.   Certain Remedies............................................................................86

ARTICLE XI   MISCELLANEOUS..................................................................................86
       11.01.   Holidays....................................................................................86
       11.02.   Records.....................................................................................87
       11.03.   Amendments and Waivers......................................................................87
       11.04.   No Implied Waiver; Cumulative Remedies......................................................87
       11.05.   Notices.....................................................................................88
       11.06.   Expenses; Taxes; Attorneys' Fees; Indemnification...........................................88
       11.07.   Application.................................................................................90
       11.08.   Severability................................................................................90
       11.09.   Governing Law...............................................................................90
       11.10.   Prior Understandings........................................................................90
       11.11.   Duration; Survival..........................................................................90
       11.12.   Counterparts................................................................................90
       11.13.   Assignments; Participations.................................................................91
       11.14.   Successors and Assigns......................................................................93
       11.15.   Confidentiality.............................................................................93
       11.16.   Waiver of Jury Trial........................................................................94
       11.17.   Right of Setoff.............................................................................94
       11.18.   Headings....................................................................................94
       11.19.   Forum Selection and Consent to Jurisdiction.................................................94

ARTICLE XII   THE AGENT.....................................................................................95
       12.01.   Appointment.................................................................................95
       12.02.   Nature of Duties............................................................................96
       12.03.   Rights, Exculpation, Etc....................................................................96
       12.04.   Reliance....................................................................................97
       12.05.   Indemnification.............................................................................97
       12.06.   Lenders Individually........................................................................97
       12.07.   Successor Agent.............................................................................98
       12.08.   Collateral Matters..........................................................................98

ARTICLE XIII   OTHER MATTERS...............................................................................100
       13.01.   Members and TSP Membership Interest........................................................100
       13.02.   Affirmative Covenant.......................................................................100
       13.03.   Negative Covenant..........................................................................100

Exhibit A             -      Form of Note
Exhibit B             -      Form of Security Agreement
Exhibit C             -      Form of Pledge Agreement
Exhibit D             -      Form of Guarantor Security Agreement
Exhibit E             -      Form of Guaranty
Exhibit F             -      [Intentionally Omitted]
Exhibit G             -      Form of Letter of Credit Application
Exhibit H             -      Form of Borrowing Base Certificate
Exhibit I             -      Form of Assignment and Acceptance
Exhibit J             -      Form of Credit Card Depository Account Agreement
Exhibit J-1           -      Form of Payment Direction Letter
Exhibit K             -      Form of Notice Letter to Depository Banks
Exhibit L             -      Form of Depository Account Agreement
Exhibit M             -      Form of Section 2.15(c) Tax Certificate
Exhibit N             -      Form of Notice of Borrowing
Exhibit O             -      Form of Blocked Account Agreement


Schedule 1.01(A)      -      List of Active Guarantors
Schedule 1.01(B)      -      Locations of Inventory and Memorabilia as of the Closing Date
Schedule 1.01(C)      -      List of UCC-1 Filing Locations
Schedule 1.01(D)      -      List of Foreign Entities
Schedule 1.01(E)      -      List of Guarantors
Schedule 1.01(F)      -      List of Inactive Guarantors
Schedule 1.01(G)      -      Revolving Credit Commitments
Schedule 1.01(H)      -      Credit Card Agreements
Schedule 3.01(c)      -      Existing Letters of Credit
Schedule 5.02         -      PH Trademarks
Schedule 6.01(u)      -      Warehouse Waivers Required by the Closing Date
Schedule 7.06         -      U.S. Subsidiaries
Schedule 7.07         -      Litigation
Schedule 7.10         -      Employee Plans
Schedule 7.13         -      Operating Lease Obligations
Schedule 7.14         -      Environmental Matters
Schedule 7.16         -      Insurance
Schedule 7.20(a)      -      Real Property
Schedule 7.20(b)      -      Leases
Schedule 7.21         -      Bank Accounts
Schedule 7.26         -      Tradenames
Schedule 7.34         -      Collective Bargaining Agreements
Schedule 7.42         -      TSP Information
Schedule 7.38         -      Corporate Structure Chart
Schedule 7.40         -      Material Contracts
Schedule 8.11         -      State Tax Payments
Schedule 8.12         -      Store Closing Locations
Schedule 8.13         -      Permitted Memorabilia and Inventory Locations
Schedule 8.16         -      Landlord, Warehouse and Franchisee Waiver Locations

Schedule 9.01         -      Existing Liens
Schedule 9.02         -      Permitted Indebtedness
Schedule 9.06         -      Existing Investments
Schedule 9.09         -      Transactions Contemplated by the Plan of Reorganization

                                                                  EXECUTION COPY

                           REVOLVING CREDIT AGREEMENT


                  THIS REVOLVING CREDIT AGREEMENT, dated as of May 8, 2000, among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation ("Planet Hollywood"), the Borrowers signatory hereto listed on Annex I hereto (together with Planet Hollywood, and jointly and severally, the "Borrowers" and individually, each a "Borrower"), THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), WLR RECOVERY FUND L.P. ("WLR"), and the financial institutions from time to time party hereto (collectively, the "Lenders" and each individually, a "Lender"), and CIT, as agent for the Lenders under this Revolving Credit Agreement and as Memorabilia Agent (as hereinafter defined) hereunder (in such capacity, the "Agent").

                                    RECITALS
                                    --------

                  WHEREAS, the Borrowers have requested that the Lenders provide the Borrowers with a $15,000,000 revolving credit facility, including a $5,000,000 subfacility for the issuance of letters of credit (the "Facility"), for working capital purposes and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide the Facility.

                  In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Accountant's Opinion" shall have the meaning given that term in Section 8.01(a) hereof.

                  "Active Guarantor" and "Active Guarantors" shall mean (i) the direct or indirect existing Subsidiaries of the Borrowers (other than Inactive Guarantors) listed on Schedule 1.01(A) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect U.S. Subsidiary of any Borrower, has business operations or assets located within the United States of America, and executes a Guaranty and Guarantor Security Agreement in accordance with the terms of this Agreement.

                  "Affiliate" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition (i) "control" of a Person means the power, directly or indirectly, either to (A) vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person, or
(B) direct or cause the direction of
the management and policies of such Person whether by contract or otherwise (no Lender is an Affiliate of any Borrower).

                  "Agent" shall have the meaning set forth in the introductory paragraph to this Agreement.

                  "Agent Account" shall mean an account in the name of the Agent designated to the Borrowers from time to time into which the Borrowers shall make all payments to the Agent under this Agreement.

                  "Agent Advances" shall have the meaning given that term in
Section 12.08 hereof.

                  "Agent Fees" shall have the meaning given that term in Section 2.08(h) hereof.

                  "Agreement" shall mean this Revolving Credit Agreement, as amended, modified, supplemented or restated from time to time.

                  "Agreement Regarding Leases" means the Agreement between Robert Earl and the Purchasers under the Note Purchase Agreement dated as of the date hereof, with respect to the Employment Agreement and certain leases.

                  "Asset" means any asset, property, right or other interest of any Borrower or Subsidiary as of, and from time to time after, the Closing Date.

                  "Asset Disposition Proceeds" means the aggregate amount of Net Proceeds received by or on behalf of the Borrower or any Subsidiary from Asset Sales (including Asset Sales in respect of Core Assets and non-Core Assets).

                  "Asset Sale" means the sale, assignment, lease, transfer or other disposition by any Borrower or any Subsidiary to any Person other than the Borrower or any of their wholly-owned Subsidiaries of any Asset; provided, however, that the repayment to any Borrower or any Subsidiary of any loan or advance permitted under Section 9.06 hereof or the redemption by any Borrower or any Subsidiary of any Permitted Investment at maturity shall not be an Asset Sale.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, substantially in the form of Exhibit I hereto.

                  "Authenticity Documents" shall mean all documents and other written evidence, including, without limitation, computer files, establishing the authenticity of the Memorabilia or evidencing the chain of title of an item or items of Memorabilia.

                  "Availability" shall mean the amount equal to (i) the lesser of (A) the Borrowing Base and (B) the Current Commitment, minus (ii) the sum of
(A) the aggregate outstanding principal amount of all Loans, (B) the Letter of Credit Exposure and (C) the Reserves.

                  "Bank" shall mean The Chase Manhattan Bank, its successors or any other bank designated by the Agent to the Borrowers from time to time that is reasonably acceptable to the Borrowers.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

                  "Bay Harbour" shall mean Bay Harbour Management, L.C.

                  "BH Notes" shall mean the notes issued under the Note Purchase Agreement.

                  "Blocked Account" shall mean the account in the name of Agent at the Blocked Account Bank.

                  "Blocked Account Agreement" shall mean an agreement, in form and substance satisfactory to the Agent, between the Blocked Account Bank and the Agent delivered to the Agent pursuant to Section 8.11 hereof, as such Agreement may be modified and supplemented and in effect from time to time.

                  "Blocked Account Bank" shall mean a bank mutually acceptable to the Borrowers and the Agent (which on the date hereof shall be SunTrust Bank, Central Florida, National Association).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Book Value" shall mean, as to any (x) Inventory in respect of which such amount is to be determined, the lower of (a) the cost of such Inventory (as reflected in the ledgers of the Borrowers), or (b) the market value of such Inventory; both cost and market value being determined in accordance with GAAP calculated on the first-in, first-out basis, or (y) Memorabilia in respect of which such amount is to be determined, the value carried on the date hereof on the books and records of Planet Hollywood Memorabilia, Inc. or Planet Hollywood.

                  "Borrower" and "Borrowers" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Borrowers' Account" shall have the meaning given that term in
Section 2.08(a) hereof.

                  "Borrowing Base" shall mean (i) ninety percent (90%) of Eligible Credit Card Receivables plus (ii) fifty percent (50%) of the Book Value of the Eligible Inventory but not in excess of the Inventory Sublimit, plus
(iii) eighty percent (80%) of the "desktop" appraised forced liquidation value of such Eligible Memorabilia, but not in excess of the Memorabilia Sublimit minus the Reserves.

                  "Borrowing Base Certificate" shall have the meaning given that term in Section 4.04(a) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York; provided, however, that with respect to the borrowing, payment, conversion to or continuation of Eurodollar Loans, Business Day shall also mean a day on which dealings in Dollars are carried on in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted.

                  "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                  "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

                  "Cash Concentration Account" shall mean the account maintained by the Borrowers in the name of Planet Hollywood at Suntrust Bank, Central Florida, National Association.

                  "Casualty" shall mean damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property.

                  "CIT" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Closing Date" shall mean the date on which the conditions set forth in Section 6.01 hereof shall be satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean all assets and other property interests of any kind or nature whether now existing or hereafter acquired as more fully described in the Security Documents.

                  "Commitment Letter" shall mean that certain letter agreement, dated January 18, 2000, by and between Planet Hollywood and CIT.

                  "Condemnation" means any actual or threatened condemnation, taking or exercise of the power of eminent domain or similar action or proceeding.

                  "Condemnation Proceeds" means, at any time, any award or payment paid or payable by reason of any Condemnation, whether from the exercise of the right of Condemnation or any transfer made in lieu thereof or any injury to in decrease in value of any property in connection with a Condemnation, including all amounts paid pursuant to any agreement with any condemning authority that has been made in settlement of any proceeding relating to a Condemnation and any interest earned on such award, payment or amounts, less the reasonable costs and expenses (including reasonable attorney's fees and expenses) of the Borrowers, any

Subsidiary and the Agent in collecting such award payment or amounts, which costs and expenses shall be paid out of such award, payment or amounts.

                  "Confirmation Order" shall mean that certain order of the Bankruptcy Court, dated January 21, 2000, confirming the Plan of Reorganization, as the same may be amended from time to time.

                  "Consolidated Subsidiary" of a Person at any time shall mean those Subsidiaries or other Affiliates of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

                  "Core Assets" means any of the following Assets: Planet Hollywood copyrights and globe design and stylized lettering trademarks, classes 42 and 25; the investment of any Borrower or any Subsidiary in the Planet Hollywood restaurant facilities located in Orlando, Florida, London, England, Paris, France, Las Vegas, Nevada, 1540 Broadway, New York (currently Official All Star Cafe restaurant), Myrtle Beach, South Carolina, Euro Disney, France, Cannes, France, Atlantic City, New Jersey, Washington, D.C., San Antonio, Texas, St. Louis, Missouri, Dallas, Texas, Atlanta, Georgia, Miami Beach, Florida (currently Official All Star Cafe restaurant); Joint Ventures (excluding Times Square Partners, ECE de S.A., C.V., Planet Hollywood Asia Pte, Ltd. and PlanetHollywood Asia.com, Inc.); and Memorabilia reasonably necessary to operate the foregoing Core Assets.

                  "Credit Card Agreements" or "Credit Card Agreement" shall mean those agreements listed on Schedule 1.01(H) hereto, as amended from time to time in accordance with the terms of this Agreement.

                  "Credit Card Depository Account Agreement" shall have the meaning given that term in subsection 6.01(v) hereof.

                  "Credit Card Obligor" shall mean any of American Express Travel Related Services Company, Inc., Master Card, VISA, Diners Club, Discover, and, after the Closing Date, any other Person that the Agent deems reasonably acceptable in its sole discretion; provided, however, that on the Closing Date the Borrowers shall (i) notify each of the above entities (and after the Closing Date, the credit card obligors subsequently approved as aforesaid) and inform such Person in writing of the Agent's security interest in the Receivables due to any of the Borrowers from such Person and direct such Person to remit all payments with respect to such Receivables directly to the Blocked Account, such notice and direction to be substantially in the form of Exhibit J-1 hereto (each a "Payment Direction Notice"), and (ii) deliver a Credit Card Bank Depository Agreement executed by such Person.

                  "Credit Extension" shall mean (a) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (b) the issuance, increase in the Stated Amount, or extension of the expiration date, of any Letter of Credit which the Agent or any Lender assists the Borrowers in opening or establishing.

                  "Current Commitment" shall mean the lesser of $15,000,000 or the Reduced Commitment.

                  "Default Rate" shall have the meaning set forth in subsection 2.08(d) hereof.

                  "Depository Accounts" shall mean the lock-box or blocked depository accounts maintained by the Borrowers when required pursuant to
Section 8.11 hereof for the collection of the cash of the Borrowers and the proceeds from the sale of the Inventory or Memorabilia of the Borrowers.

                  "Depository Account Agreement" shall mean each agreement, substantially in the form of Exhibit L hereto, among a Depository Bank, the Borrowers, and the Agent delivered to the Agent when required pursuant to
Section 8.11 hereof, as each such Agreement may be modified and supplemented and in effect from time to time.

                  "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

                  "Designated Borrowing Officer" shall mean the Financial Officer or treasurer of Planet Hollywood, or such other officer as shall be designated from time to time in writing by Planet Hollywood to the Agent.

                  "Designated Financial Officer" shall mean the Financial Officer of Planet Hollywood.

                  "Disbursement Account" shall mean the deposit account in the name of the Borrowers maintained at a bank in the United States of America designated by the Borrowers to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Borrowers by the Agent.

                  "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Early Termination Fee" shall have the meaning set forth in subsection 2.04(c) hereof.

                  "Eligible Credit Card Receivables" shall mean, as of the date of determination thereof, Receivables of any Borrower or any Guarantor payable in Dollars and deemed by the Agent in the exercise of its discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Agent, none of the following shall be deemed to be Eligible Credit Card Receivables:

                  (i) Receivables that have been outstanding for more than five
(5) Business Days from the date of sale;

                  (ii) Receivables not owned solely by the Borrowers or the Guarantors or with respect to which the Borrowers or the Guarantors do not have good, valid and marketable title thereto;

                  (iii) Receivables which the Agent determines in its reasonable commercial judgment to be uncertain of collection; and

                  (iv) Receivables not subject to a perfected first-priority security interest in favor of the Agent on behalf of the Lenders.

                  "Eligible Inventory" shall mean finished goods Inventory of any Borrower or any Guarantor (excluding Pro-Player blanks, guard lines, and accessories) which at the time of determination meets all the following qualifications:

                  (i) it is lawfully owned by a Borrower or a Guarantor and not subject to any Lien (other than Permitted Liens) and it is not held on consignment and may be lawfully sold;

                  (ii) it is (i) located in a Borrower's or a Guarantor's retail locations listed on Schedule 1.01(B) hereto, or (ii) located in other locations in the continental United States of America as the Agent shall have approved in writing from time to time, which approval shall be given when the Agent has caused a UCC financing statement to be filed with respect to such location (unless one is previously in effect) and upon Planet Hollywood providing the Agent with evidence, reasonably satisfactory to the Agent, of the absence of any Liens (other than Permitted Liens) on any Inventory of a Borrower or a Guarantor located in such locations; and

                  (iii) it is determined in the reasonable commercial judgment of the Agent to be, when taken as a whole, substantially similar in quality and mix to the Inventory maintained by a Borrower or a Guarantor in recent historical operations prior to the Closing Date; provided, however, that the Agent shall be entitled to impose a reserve in an amount it believes (determined in the reasonable commercial judgment of the Agent) to be necessary or appropriate on account of discounted or outlet inventory, and such amount shall constitute a Reserve hereunder.

                  "Eligible Memorabilia" shall mean Memorabilia that at the time of determination meets all of the following qualifications:

                  (i) it is identified in the Memorabilia Report which lists Memorabilia, such Memorabilia Report to be dated no later than the Closing Date and updated weekly by a Memorabilia Change Report (such update to reflect any Memorabilia bought, sold, transferred or moved from any place where it is located on the Closing Date to any other location, unless the aggregate of all such Memorabilia bought, sold, transferred or moved has a Book Value at any time of less than $50,000);

                  (ii) it is owned by Planet Hollywood Memorabilia, Inc.;

                  (iii) it is at a location within the United States of America where the Agent has (x) filed a UCC-1 financing statement, with such locations as of the date hereof listed on Schedule 1.01(C) hereto, and (y) a perfected first priority lien with respect thereto;

                  (iv) the Authenticity Documents (if Authenticity Documents exist for each such item of Memorabilia) with respect to which are in the possession of the Memorabilia Agent;

                  (v) it complies with the representations, warranties and covenants relating to the Memorabilia contained in the Loan Documents; and

                  (vi) it is not subject to any contractual limitation that would affect the Lenders' ability to sell such Memorabilia pursuant to the exercise of any remedies under any Loan Document.

                  "Employee Savings Plan" shall mean that certain qualified cash or deferred arrangement plan administered pursuant to Section 401(k) of the Code.

                  "Employment Agreement" shall mean that certain employment agreement dated on or about the date hereof between Planet Hollywood and Robert Earl.

                  "Environmental Actions" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by any Borrower, or (ii) from or onto any facilities which received Hazardous Materials from any Borrower, or involving any violation of any Environmental Law.

                  "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.1251 et seq.); and their state and local counterparts or equivalents.

                  "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations (including any and all remedial or clean-up costs but excluding ordinary course compliance costs), Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Borrower, or (ii) any facility which received Hazardous Materials generated by any Borrower.

                  "Environmental Lien" shall mean any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrowers, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrowers, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                  "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Loan for the relevant Interest Period, the rate per annum for deposits in Dollars for a period equal to the Interest Period quoted by the British Banker's Association as set forth on Dow Jones Markets Service (formerly known as Telrate) (or appropriate successor or, if the British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at approximately 11:00 a.m., New York City time, two (2) Business Days prior to the commencement of the applicable Interest Period (rounded upwards, if necessary to the next higher 1/100th of one percent (.01%), in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period. If, for any reason, such rate is not available, then "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Loan for the relevant Interest Period, the rate per annum determined by the Agent to be the rate at which deposits in Dollars are offered by the Bank to first-class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m., New York City time, two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "Eurodollar Loan" shall mean a Loan bearing interest at the Eurodollar Rate.

                  "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of one percent (.01%)):

                              Eurodollar Base Rate
                              --------------------
                           1.00 - Reserve Requirements

                  "Events of Default" shall mean any of the Events of Default described in Section 10.01 hereof.

                  "Excluded Asset Sale" means an Asset Sale described in and permitted by clauses of Section 9.04(b)(i), (ii), (iv), (v) and (vi) hereof.

                  "Facility" shall have the meaning given that term in the RECITALS to this Agreement.

                  "Facility Fee" shall have the meaning given that term in
Section 2.08(g) hereof.

                  "Federal Emergency Management Agency" shall mean that certain agency of government of the United States of America known as the Federal Emergency Management Agency.

                  "Financial Officer" shall mean, with respect to each Borrower, that individual designated from time to time by the Board of Directors or governing body performing like functions of such Borrower to be the chief financial officer or treasurer of such Borrower (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Borrower to act in lieu of the chief financial officer or the treasurer).

                  "Flood Zone" shall mean any area designated by the Federal Emergency Management Agency as a special flood hazard area (Zone A or Zone V).

                  "Foreign Entity" and "Foreign Entities" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America (consisting of each State thereof and the District of Columbia). All Foreign Entities existing as of the Closing Date are listed on
Schedule 1.01(D) hereto.

                  "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States of America at the relevant date.

                  "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" and "Guarantors" shall mean (i) the direct or indirect existing Subsidiaries of the Borrowers listed on Schedule 1.01(E) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect existing U.S. Subsidiary of any Borrower, and executes a Guaranty and Guaranty Security Agreement in accordance with the terms of this Agreement.

                  "Guarantor Security Agreement" shall mean the Guarantor Security Agreement substantially in the form of Exhibit D hereto, made by the Guarantors in favor of the Agent for the benefit of the Lenders, as amended, modified, or supplemented from time to time.

                  "Guaranty" shall mean a guaranty containing the joint and several obligations of the Guarantor substantially in the form of Exhibit E hereto made by the Guarantor in favor of the Agent for the benefit of the Lenders, as amended, modified or supplemented from time to time.

                  "Hazardous Materials" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law, (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls, (iv) any flammable, explosive or radioactive materials, and (v) any asbestos-containing materials.

                  "Hospitality" shall mean Planet Hospitality Holdings, Inc., a Florida Corporation.

                  "Inactive Guarantor" and "Inactive Guarantors" shall mean (i) the direct or indirect existing Subsidiaries of the Borrowers listed on Schedule 1.01(F) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect U.S. Subsidiary of any Borrower, has no business operations (other than those operations that directly relate to maintaining corporate existence) or assets (unless less than $50,000), and executes a Guaranty and Guaranty Security Agreement in accordance with the terms of this Agreement.

                  "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities of the type otherwise referred to in this definition directly or indirectly Guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and
(ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis satisfactory to the Agent and in accordance with accepted practice.

                  "Indemnified Parties" shall have the meaning given that term in Section 11.06 hereof.

                  "Insurance Proceeds" means, at any time, all proceeds or payments to which any Borrower or any Subsidiary may be or become entitled under any of the insurance policies and any and all unearned premiums accrued, accruing or to accrue under any insurance policies and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, plus (i) the amount of any deductibles under such policies and (ii) any interest earned on such proceeds, payments or amounts and less
(iii) the reasonable costs and expenses of the Borrower or any Subsidiary and the Agent in collecting such proceeds, payments or amounts, which costs and expenses shall be paid out of such proceeds, payments or amounts.

                  "Inter-Lender Agreement" shall mean that certain intercreditor agreement dated the date hereof by and among CIT and WLR reflecting their respective agreements concerning the making of loans hereunder and the allocation of payments and proceeds among them, as the same may be amended, modified or supplemented from time to time.

                  "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated of even date herewith among the Agent on behalf of the Lenders hereunder, the Note Agent, as agent on behalf of the Note Holders existing as of the Closing Date under the Note Purchase Agreement, the PIK Trustee, as Indenture Trustee under the PIK Indenture and consented to by the PIK Holders signatory thereto, in form and substance satisfactory to the Lenders establishing, among other things, lien and payment priority.

                  "Interest Period" shall mean, with respect to any Eurodollar Loan the period commencing on the borrowing date for, or the date of any continuation of or conversion to, such Eurodollar Loan, as the case may be, and ending one (1), two (2), three (3) or six (6) months thereafter as the Borrowers may elect in the applicable notice given to the Agent pursuant to Section 2.03(a) or Section 2.14, as appropriate; provided, however, that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the applicable calendar month; and
(iii) no Interest Period for any Loan shall end after the Maturity Date. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period.

                  "Inventory" shall mean all goods and merchandise of the Borrowers including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash.

                  "Inventory Sublimit" shall mean $5,000,000 or an amount equal to the Current Commitment if such Current Commitment is less than $5,000,000.

                  "L/C Notice" shall have the meaning given that term in Section 3.01(b).

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Leases" shall mean any lease of real property to which any Borrower or Guarantor is a party as lessee or lessor.

                  "Lenders" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "L/C Indemnitors" and "L/C Indemnitor" shall have the meaning given that term in Section 3.01(a) hereof.

                  "Letter of Credit" shall have the meaning given that term in
Section 3.01(a) hereof.

                  "Letter of Credit Application" shall have the meaning given that term in subsection 3.01(a) hereof.

                  "Letter of Credit Cash Collateral Account" shall mean the deposit account maintained at the Bank or such other bank as the Agent may select, and be under the sole dominion and control of the Agent; provided, however, that, at a Borrower's request, the funds contained in such deposit account may be invested in Permitted Investments (which may be maintained and renewed so long as there has been no acceleration hereunder).

                  "Letter of Credit Exposure" shall mean, at any time, the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding) and (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

                  "Letter of Credit Fee" shall have the meaning given that term in Section 2.08(f) hereof.

                  "Letter of Credit Guaranty" shall mean the guaranty delivered by either CIT or WLR to the Letter of Credit Issuer or other agreement between either CIT or WLR and the Letter of Credit Issuer, guaranteeing or making other arrangements with respect to the Borrowers' reimbursement obligations with respect to Letters of Credit under a reimbursement agreement, Letter of Credit Application or other like document.

                  "Letter of Credit Issuer" shall mean the issuer of the Letters of Credit, which shall initially be either The Chase Manhattan Bank or Bear Stearns Custodial Trust Co.; provided, however, that, the Letter of Credit Issuer may be replaced with an issuer acceptable to the Agent and Planet Hollywood if (i) such substitute issuer is a Lender, and (ii) such substitute issuer and the Agent agree upon the mechanics and documentation with respect to such substitution, which mechanics and documentation shall be reasonably acceptable to the Agent.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean any and all loan or loans made by the Lenders or by the Agent on behalf of the Lenders to the Borrowers or made as a result of charges made to the Borrowers' Account, in each case pursuant to the terms of this Agreement.

                  "Loan Documents" shall have the meaning given that term in the definition of "Related Documents" set forth in this Section 1.01.

                  "Majority Lenders" shall mean, at any time, Lenders whose Pro Rata Shares aggregate at least fifty one percent (51%); (it being understood that on the Closing Date, the Lenders consist only of CIT and WLR, each having a fifty percent (50%) interest and that determinations, when one Lender does not agree with the other, are made under the Inter-Lender Agreement).

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), properties, Assets or performance of Planet Hollywood or Planet Hollywood Memorabilia, Inc. individually or the Borrowers as a whole, (ii) the ability of Planet Hollywood or Planet Hollywood Memorabilia, Inc. individually or the Borrowers and the Active Guarantors as a whole to perform their obligations hereunder or under any other Related Document in accordance with their terms,
(iii) the legality, validity or enforceability of this Agreement or any Related Document, or (iv) saleability or the value of the Memorabilia taken as a whole, as determined by a third party appraiser acceptable to the Agent in its sole discretion.

                  "Material Contracts" shall mean any and all contracts, instruments, guaranties, licenses or other arrangements to which the Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would or could reasonably be expected to have a Material Adverse Effect.

                  "Maturity Date" shall have the meaning given that term in
Section 2.01 hereof.

                  "Memorabilia" shall mean (i) all memorabilia, collectibles, souvenirs, keepsakes or any other tangible personal property (and Authenticity Documents related thereto) owned by any Borrower or any Guarantor the market value of which is to any extent derived from any association with (A) a celebrity, entertainer or athlete or any other person reasonably understood to be a celebrity, entertainer or athlete, or (B) any motion picture, television program, series of television programs or sports or entertainment event, and
(ii) all memorabilia, collectibles, souvenirs or keepsakes recognized as such by the Agent, to or in which any Borrower or any Guarantor has a right of ownership (including, without limitation, all items at any time appearing on the Memorabilia Report and any Memorabilia Change Report).

                  "Memorabilia Agent" shall mean The CIT Group/Business Credit, Inc. or any successor memorabilia agent.

                  "Memorabilia Change Report" shall have the meaning given that term in Section 8.01(f).

                  "Memorabilia Report" shall mean the master report listing all items of Memorabilia generated by a computer program maintained by Planet Hollywood which identifies the Memorabilia by item number as the same is updated, amended or supplemented from time to time.

                  "Memorabilia Sublimit" shall mean $10,000,000.

                  "Minority Lenders" shall have the meaning given that term in
Section 11.03(b).

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 3(37) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed (or required to be contributed) to by the Borrowers or any ERISA Affiliate.

                  "Net Cash Proceeds" means with respect to any Asset Sale or multiple Asset Sales to one Person or a group of related Persons, any aggregate payments of cash or Cash Equivalents received by any Borrower or any Subsidiary from or in respect of any such Asset Sale(s), net of repayment of Indebtedness secured by a Permitted Lien on the Asset which is the subject of the Asset Sale having a priority senior to the priority of the Lien of the Agent on the Asset subject to such Asset Sale and also net of reasonable direct out-of-pocket expenses and customary fees of such sale(s) and net of taxes paid (or anticipated to be paid and that are escrowed for such purpose); provided, however, that no sales commissions or other fees in connection with any such sale(s) shall be paid to any Affiliate of any Borrower or any Subsidiary. "Net Cash Proceeds" shall include all payments or other distributions to any Borrower or any Subsidiary of cash or property in respect of the Membership Interest.

                  "Net Proceeds" means with respect to any Asset Sale or multiple Asset Sales to one person or a group of related Persons, the sum of all Net Cash Proceeds and all non-cash proceeds received by any Borrower or any Subsidiary from or in respect of any such Asset Sale(s).

                  "Note Agent" shall mean Wilmington Trust Company, solely in its capacity as agent on behalf of the Note Holders pursuant to the Note Purchase Agreement.

                  "Note Holders" shall mean the purchasers from time to time of any of the BH Notes, including Bay Harbour.

                  "Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated of even date herewith, pursuant to which the Purchaser (as defined therein) has committed to make loans secured by a second priority lien in the Collateral, as amended, modified, supplemented or restated from time to time.

                  "Notes" shall mean the promissory notes of the Borrowers executed and delivered to the Lenders under this Agreement and substantially in the form of Exhibit A hereto, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Notice Letter" shall have the meaning given that term in
Section 6.01(w) hereof.

                  "Notice of Borrowing" shall have the meaning given that term in Section 2.03(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrowers and the Guarantors collectively or any Borrower or Guarantor individually to any Lender or the Agent incurred under or related to this Agreement, the Notes, any Guaranty, or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including without limitation those which are described in either of the following clauses
(i) or (ii):

                  (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under Section 11.06 hereof and similar agreements contained in the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, any Guaranty, the Letters of Credit or any other Related Document, including, but not limited to, the principal amount of Loans outstanding, together with interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of one or more of the Borrowers and/or the Guarantors, whether or not a claim for post-filing interest is allowed in such proceeding), the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of Credit to which such Letter of Credit Exposure relates were issued or created, as the case may be, in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including the Agent Account, the Letter of Credit Cash Collateral Account, the Depository Accounts, the Blocked Account or otherwise) constituting Collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

                  (ii) All indebtedness, obligations and liabilities from time to time arising under or in connection with any account from time to time maintained by any Borrower with any Lender or the Agent, including but not limited to all reimbursement obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising under or in connection with any such account, or arising under or in connection with any investment services, cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Related Document.

                  "Office" when used in connection with the Agent shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrowers and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Agent to the Borrowers.

                  "Operating Lease Obligations" shall mean all obligations and indebtedness of the Borrowers and their respective Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

                  "Other Taxes" shall have the meaning given that term in
Section 2.15.

                  "Payment Direction Notice" shall have the meaning given that term in the definition of "Credit Card Obligor".

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Investments" shall mean: (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than one hundred eighty (180) days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than ninety (90) days from the date of acquisition thereof by such Person;
(c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than ninety (90) days from the date of acquisition thereof by such Person; and (d) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's.

                  "Permitted Liens" shall have the meaning given that term in
Section 9.01.

                  "Permitted PIK Note Payments" shall mean any payment of principal or interest required to be made under the PIK Notes but only to the extent that the Borrowers have at the time such payment is due and payable, on a consolidated basis, readily available cash plus Availability (as determined by the Agent in its reasonable judgment) of at least $25,000,000.

                  "Permitted BH Note Payments" shall mean (i) interest at the rate of fourteen percent (14%) per annum, and (ii) principal, interest, fees and expenses at the times and in the amounts permitted to be paid pursuant to the terms of the Intercreditor Agreement.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                  "PH Trademarks" shall mean the trademarks listed on Schedule
5.02 hereof.

                  "PIK Indenture" shall mean that certain indenture, dated of even date herewith, among Planet Hollywood, as issuer, the Guarantors, and the PIK Trustee, as trustee, pursuant to which the PIK Notes were issued, as amended, modified, supplemented or restated from time to time.

                  "PIK Holders" shall mean the holders of the PIK Notes, and the third lienholder with respect to the Collateral.

                  "PIK Notes" shall mean the 10% Secured Deferrable Interest Notes Due 2005 issued pursuant to the PIK Indenture, as amended, modified, supplemented or restated from time to time.

                  "PIK Trustee" shall mean United States Trust Company of New York (including its successors and assigns), as trustee under the PIK Indenture pursuant to which the PIK Notes were issued, and the third lienholder with respect to the Collateral.

                  "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, or in respect of which any Borrower or any ERISA Affiliate has any liability under ERISA.

                  "Plan of Reorganization" shall mean that certain First Amended Joint Plan of Reorganization of Planet Hollywood International, Inc. and certain of its Subsidiaries, dated December 13, 1999, as amended, restated, supplemented or otherwise modified, and as confirmed by the Confirmation Order.

                  "Planet Hollywood" shall have the meaning given that term in the RECITALS to this Agreement.

                  "Pledge Agreement" shall mean the Pledge Agreement substantially in the form of Exhibit C hereto by such Borrowers and Guarantors that are pledgors thereunder in favor of the Agent for the benefit of the Lenders, as amended, modified or supplemented from time to time.

                  "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Loan" shall mean a Loan bearing interest at the Regular Rate.

                  "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by the Bank in New York, New York as its Prime Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

                  "Prior L/C Collateral" shall mean existing cash collateral for letters of credit issued and outstanding as of the date of the Closing Date.

                  "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Revolving Credit Commitments, as adjusted from time to time in accordance with the provisions of Section 11.13 hereof; provided, however, that, if the Revolving Credit Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Exposure and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Exposure.

                  "Receivables" shall mean, with respect to any Credit Card Obligor, the amount owed by such Credit Card Obligor to the Borrowers under a charge account agreement arising from sale of merchandise or services by the Borrowers.

                  "Reduced Commitment" shall mean any reductions in the Current Commitment pursuant to Section 2.04(a)(i) or (a)(ii).

                  "Region III" shall mean Planet Hollywood (Region III), Inc., a Florida corporation.

                  "Register" shall have the meaning given that term in Section 11.13(c) hereof.

                  "Regular Rate" shall mean, for any day, the Prime Rate for such day plus one percent (1%) per annum.

                  "Reimbursement Obligation" shall mean the obligation of the Borrowers to reimburse the Agent or the Lenders for amounts payable by the Agent or the Lenders under a Letter of Credit Guaranty in respect of any payments made, together with interest thereon and all fees and expenses related thereto.

                  "Related Documents" or "Loan Documents" shall mean this Agreement, the Security Documents, the Notes, the Letters of Credit, each Letter of Credit Application, the Letter of Credit Guaranty, the Blocked Account Agreement, the Depository Account Agreements, each Notice Letter, each Depository Account Agreement, each Payment Direction

Notice, and each Credit Card Depository Account Agreement delivered to a Depository Bank or other financial institution pursuant to Section 8.11 hereof, and the other documents, instruments and agreements referred to in Section 6.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance, pollutant or contaminant) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by the Borrowers or any of their respective Subsidiaries, or at any disposed facility that received Hazardous Materials generated by the Borrowers or any of their respective Subsidiaries including the migration of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "Remedial Action" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment;
(ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. ss. 9601.

                  "Replacement Notice" shall have the meaning set forth in
Section 2.03(e)(iv) hereof.

                  "Reportable Event" shall mean any of the events described in
Section 4043(c) of ERISA with respect to a Plan (other than events for which the notice requirements have been waived).

                  "Reserve" or "Reserves" shall include, without limitation, (a) a reserve of up to $4,000,000, and (b) any other reserves imposed by the Agent that it believes to be commercially reasonable (it shall be deemed commercially reasonable to impose reserves related to any changes affecting the Memorabilia).

                  "Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount set forth on Schedule 1.01(G) to this Agreement or assigned to such Lender in accordance with Section 11.13, as such amounts may be reduced from time to time pursuant to the terms of this Agreement, and "Revolving Credit Commitments" shall, collectively, mean the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed the Current Commitment.

                  "Section 2.15(c) Tax Certificate" shall have the meaning given that term in subsection 2.15(c) hereof.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit B hereto, made by the Borrowers in favor of the Agent, for the benefit of the Lenders, as amended, modified and supplemented from time to time.

                  "Security Documents" shall mean, collectively, the Guaranty, the Security Agreement, the Guarantor Security Agreement, the Pledge Agreement, the Assignment for Security (Trademarks), substantially in the form of Exhibit A to the Security Agreement, executed and delivered by the Borrowers, the Assignment for Security (Copyrights), substantially in the form of Exhibit B to the Security Agreement, executed and delivered by the Borrowers, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Borrowers and/or their respective Subsidiaries in connection with any of the foregoing documents.

                  "Settlement Period" shall have the meaning set forth in subsection 2.03(f) hereof.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities, (b the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital.

                  "Stated Amount" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Store Specific Inventory" shall mean Inventory from a closed store which contains any reference of any kind to a specific Planet Hollywood location or retail facility.

                  "Subsidiary" shall mean Planet Hollywood Memorabilia, Inc., Region III, Hospitality and, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of more than fifty percent (50%) of the outstanding stock or other interests entitled to vote in the election of the Board of Directors or governing body performing like functions of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person; provided, however, that if Planet Hollywood has the power to direct or cause the direction of the management and/or policies of such Person, then the language "more than fifty percent (50%)" in this definition shall read "fifty percent (50%) or more".

                  "Taxes" shall have the meaning given that term in Section 2.15 hereof.

                  "Termination Date" shall have the meaning given that term in
Section 2.01 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan, (ii) the withdrawal of any Borrower, or any ERISA Affiliate from a Plan during a plan year in which any Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the imposition of an obligation on any Borrower, or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, or (iv) the institution by the PBGC of proceedings to terminate a Plan.

                  "TSP" shall mean Times Square Partners LLC.

                  "TSP Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of TSP, dated as of December 3, 1997, among Intell Times Square LLC, Madison Broadway Associates LLC, SPE Times Square, Inc., Hospitality, and Ned White.

                  "TSP Membership Interest" shall mean the twenty percent (20%) equity interest in TSP owned by Hospitality.

                  "Undrawn Letter of Credit Availability" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "Unreimbursed Draws" shall mean with respect to a Letter of Credit created thereunder, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by the L/C Indemnitor or the Lenders under a Letter of Credit

Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrower; provided, however, that Unreimbursed Draws shall not include any such payments that have been charged to the Borrowers' Account and constitute a Loan pursuant to the terms of this Agreement.

                  "Unused Line Fee" shall have the meaning given that term in subsection 2.08(e).

                  "U.S. Subsidiaries" or "U.S. Subsidiary" shall mean any Subsidiary that has (i) its domicile in the United States of America, and/or
(ii) its principal place of business or assets in the United States of America.

                  "WLR" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrowers and the Majority Lenders so as to reflect such change in GAAP.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

                  2.01. Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrowers at any time and from time to time on or after the date hereof and to, but not including, the Termination Date, in an aggregate principal amount not exceeding at any one time its Pro Rata Share of the Current Commitment at such time. No Lender shall have an obligation to make Loans hereunder or arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the aggregate amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. The "Maturity Date" means the date on which the Revolving Credit Commitment of each Lender expires, which shall be the second anniversary of the date of this Agreement. The "Termination Date" shall mean the earlier of the Maturity Date and any earlier date pursuant to which this Agreement may be terminated as expressly provided herein. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay, and reborrow hereunder.

                  2.02. Notes. The obligation of the Borrowers to repay the unpaid principal amount of the Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by a Note dated as of the date hereof in the principal amount of such Lender's Revolving Credit Commitment with the blanks appropriately filled in. An executed Note for each Lender shall be delivered by each Borrower to the Agent on the date hereof.

                  2.03. Notice of Borrowing; Making of Loans.

                           (a) The Borrowers shall not be permitted to borrow
hereunder when available cash is in excess of $1,000,000. Whenever the Borrowers desire to borrow, the Designated Borrowing Officer shall provide telephonic notice of a proposed borrowing or written notice of such proposed borrowing (a "Notice of Borrowing") shall be provided by the Designated Borrowing Officer to the Agent (i) not later than 12:00 noon (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Prime Loans, or
(ii) not later than 12:00 noon (New York City time) on the third (3rd) Business Day before the date of such borrowing, in the case of a borrowing consisting of Eurodollar Loans. The Notice of Borrowing shall set forth: (a) the date, which shall be a Business Day, on which such borrowing is to occur, (b) whether such Loan is requested to be a Prime Loan or a Eurodollar Loan and, if a Eurodollar Loan, the Interest Period requested with respect thereto, (c) the principal amount of the Loan being borrowed, and (d) the account information where such Loan is to be received. Such notice shall be given by telephone or in writing; provided, however, that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent on or before the close of business on the date on which such Loan is to be made (but prior to such Loan being made) a notice containing the original or facsimile signature of the Designated Borrowing Officer. The Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in subsection 2.03(e), on the date specified in such notice, each

Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time). Unless the Agent determines that any applicable conditions in Section 6.02 have not been satisfied, the Agent shall make the funds so received from the Lenders available to the Borrowers not later than 2:30 p.m. (New York City time), on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account if the Disbursement Account is located at the Bank, and (ii) initiating a wire transfer if the Disbursement Account is not located at the Bank.

                           (b) The Agent and each Lender shall be entitled to
rely conclusively on the Designated Borrowing Officer's authority to request a Loan on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

                           (c) The Agent and the Lenders shall not incur any
liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by the Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03; and, upon the funding of a Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, the Borrowers shall have effected a Loan hereunder.

                           (d) Each Notice of Borrowing pursuant to this Section
2.03 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Prime Loan shall be in a minimum amount of $100,000, and each Eurodollar Loan shall be in a minimum amount of $500,000 and in multiples of $100,000 if in excess thereof; provided, however, that the Borrowers shall not be entitled to request any Loan that, if made, would result in an aggregate of more than fifteen (15) separate Eurodollar Loans of any Lender being outstanding hereunder at any one (1) time.

                           (e) (i) Except as otherwise provided in this
subsection 2.03(e), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder or to be an L/C Indemnitor nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder or to be an L/C Indemnitor; provided, however, that this subsection (e) is for the benefit of the Lenders and pursuant to the Inter-Lender Agreement (and as between the Lenders only), a Lender may be a L/C Indemnitor and another Lender may make advances up to certain specific dollar amounts before the Lenders both advance hereunder.

                               (ii) Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Lenders and the Agent, the Borrowers, the Lenders and the Agent agree that the Agent may, but shall not be obligated to, and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.03(f); provided, however, that (a) the Agent shall in no event fund such Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in Section 6.02 will not be satisfied on the day of the proposed Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 6.02 have been satisfied.

                               (iii) Unless (A) the Agent has notified the
Lenders that the Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.03(e)(ii), or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

                               (iv) Nothing in this subsection 2.03(e) shall be
deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                           (f) (i) With respect to all periods for which the
Agent has funded Loans pursuant to subsection 2.03(e)(ii), on the Friday, or the next Business Day if such Friday is not a Business Day, following the last day of each week, or such shorter period as it may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of each Lender under this subsection 2.03(f) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

                               (ii) In the event that any Lender fails to make
any payment required to be made by it pursuant to subsection 2.03(f)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(f)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrowers or the Agent may have against any Lender as a result of any default by such Lender hereunder.

                           (g) The foregoing provisions of this Section 2.08 may
be varied as between CIT as Agent and Lender and WLR (but not as to the Borrowers) by the terms of the Inter-Lender Agreement.

                  2.04. Reduction of Current Commitment; Mandatory Prepayment; Optional Prepayment.

                           (a) (i) Voluntary Reduction of the Current
Commitment. The Borrowers may at any time or from time to time and without penalty or premium reduce the Revolving Credit Commitments of the Lenders to an amount (which may be zero) not less than the sum of (i) the unpaid principal amount of all Loans then outstanding plus (ii) the principal amount of all Loans not yet made as to which notice has been given by the Borrowers under Section
2.03 hereof plus (iii) the Letter of Credit Exposure at such time plus the Stated Amount of all Letters of Credit not yet issued as to which a request has been made unless the request is withdrawn and the Letter of Credit is not issued by the Letter of Credit Issuer under Section 3.01 hereof. Any reduction shall be in an amount which is an integral multiple of $500,000. Reduction of the Revolving Credit Commitments of the Lenders shall be made by providing not less than two (2) Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of the Revolving Credit Commitments of the Lenders under this Section 2.04(a)(i) are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

                               (ii) Mandatory Reduction of the Current
Commitment. To the extent that either (x) the Loans are prepaid pursuant hereto or (y) the BH Notes are prepaid pursuant to the Note Purchase Agreement in each case from the Net Proceeds of Asset Sales, the Current Commitment shall be reduced as follows:

                               (A) Permanently and dollar-for-dollar in an
                  amount equal to the aggregate interest paid by the Borrowers or any Subsidiary under the Note Purchase Agreement from the original date thereof through the date of partial or full prepayment thereof (or in the case of more than one partial payment, from the date of the prior prepayment through the date of the subsequent prepayment); and

                               (B) Until such time as the BH Notes are paid in
                  full and any obligation to fund thereunder is terminated, dollar-for-dollar by an amount equal to the Net Cash Proceeds of Asset Sales received by the Agent hereunder or the Agent under the Note Purchase Agreement; provided, however, that such reduction shall occur only when (1) Section 3.4 of the Note Purchase Agreement requires that the Current Commitment hereunder be reduced and (2) there is an outstanding commitment or outstanding obligations under such Note Purchase Agreement (it being the understanding of the parties that at such time as the Note Purchase Agreement is terminated and there are no outstanding obligations thereunder, the Current Commitment shall be reinstated to $15,000,000 (minus amounts specified in Section 2.04(a)(ii)(A) and any other permanent reductions hereunder). For purposes of this Section 2.04(a)(ii)(B), only Asset Distribution Proceeds shall not include any Net Proceeds that are not cash or Cash Equivalents until such time as such amounts have been reduced to cash or Cash Equivalents.

                           (b) Mandatory Prepayment.

                               (i) Exceeding Current Commitment. If at any time
either the Borrowing Base or the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding plus the Letter of Credit Exposure at such time, the Borrowers shall prepay an amount of the Loans not less than the amount of such difference or, if the Loans then outstanding are less than the amount of such difference, provide cash collateral to the Agent in an amount equal to one hundred and five percent (105%) of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Any such prepayment will not otherwise reduce the Revolving Credit Commitments of the Lenders. Concurrently with any notice of reduction of the Revolving Credit Commitments of the Lenders as set forth in Section 2.04(a), the Borrowers shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitments of the Lenders.

                               (ii) Asset Sales. Simultaneously with the
consummation of any Asset Sale (other than an Excluded Asset Sale), to the extent permitted by and sold or otherwise disposed of in accordance with this Agreement and subject to the terms and conditions of the Intercreditor Agreement as to the application of the Net Proceeds of such Asset Sale to the obligations owed to each party thereto, the Borrowers shall prepay the Loans (but not Letter of Credit Exposure so long as at the time of such prepayment no Event of Default has occurred and is continuing) in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such sale or disposition; provided, however, that any proceeds of sales referred to in subsections 9.04(b)(i), (ii), (iv), (v) and (vi) shall be excluded from any prepayment requirements set forth in this subsection. Upon and during the continuance of a Default or an Event of Default, if any Asset Sale, Casualty or Condemnation shall occur with respect to any Collateral or any other Asset, the Borrowers shall (or shall cause any Subsidiary to) apply the Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds therefrom to the Agent to the prepayment of the Loans (but not Letter of Credit Exposure so long as at the time of such prepayment no Event of Default has occurred and is continuing) in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from such Asset Sale, Casualty or Condemnation.

                               (iii) Other Mandatory Prepayments. The Agent
shall on each Business Day apply all funds deposited in the Agent Account to the payment, in whole or in part, of the Obligations outstanding.

                           (c) Optional Prepayment. The Borrowers may at any
time or from time to time prepay, in whole or in part, any or all Loans then outstanding. Any partial prepayment of a Eurodollar Loan shall not reduce the aggregate principal amount of such Eurodollar Loan to less than $1,000,000. The Borrowers may at any time pay all outstanding Obligations under the Loan Documents, so long as simultaneously therewith the Borrowers shall pay two percent (2%) of the Revolving Loan Commitment if the Revolving Loan Commitment is terminated on or before the first anniversary of the Closing Date and one percent (1%) of the Revolving Loan Commitment if the Revolving Loan Commitment is terminated on any day prior to the Maturity Date (the "Early Termination Fee").

                           (d) Prepayment Penalty. All prepayments of Loans
under this Section 2.04 shall be without premium or penalty, except that any prepayment (x) of Eurodollar Loans shall be subject to the provisions of Section
2.12 hereof and (y) shall be subject to subsection (c) above.

                  2.05. Interest Rate.

                           (a) Each Prime Loan shall bear interest at a rate per
annum for each day until paid equal to the Regular Rate for such day.

                           (b) Each Eurodollar Loan shall bear interest at a
rate per annum equal to the Eurodollar Rate plus three and one quarter percent (3.25%) for the Interest Period in effect for such Eurodollar Loan.

                  2.06. Interest Payment Dates. The Borrowers shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable (i) if such Loan is a Prime Loan, monthly in arrears on the first day of each month, commencing June 1, 2000, and (ii) if such Loan is a Eurodollar Loan, (A) on the last day of the Interest Period of such Eurodollar Loan, and (B) for any Interest Period longer than three (3) months, on the day that occurs during such Interest Period every three (3) months from the first day of such Interest Period. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

                  2.07. Maturity Date. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Maturity Date.

                  2.08. Payments.

                           (a) Time, Place and Manner. All payments and
prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers hereunder, the Notes or any other Related Document shall be payable at or before 12:00 noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent on behalf of the Lenders at the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a separate loan account (the "Borrowers' Account") on its books in the name of the Borrowers in which the Borrowers will be charged with Loans made by the Agent or the Lenders to the Borrowers hereunder and with any other Obligations. The Borrowers and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Borrowers' Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related Document. The Borrowers and the Lenders confirm that any charges which the Agent may so make to the Borrowers' Account as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion, and shall constitute a Loan to the Borrowers funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and 2.03(f) of this Agreement. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in
Section 6.02 have been satisfied. The Borrowers' Account will be credited upon receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrowers or others for the account of the Borrowers. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one (1) day's interest shall be paid on such Loan.

                           (b) Periodic Statements. The Agent shall provide the
Lenders and Planet Hollywood promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of (A) the opening and closing daily balances in the Borrowers' Account during such month,
(B) the amounts and dates of all Loans made during such month, (C) the amounts and dates of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month, (E) any Letters of Credit issued by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Borrowers' Account or Loans to be made during such month to reimburse the L/C Indemnitor, the Agent, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit or payments made by the L/C Indemnitor, the Agent or the Lenders under the Letter of Credit Guaranty, and (G) the amount and nature of any charges to the Borrowers' Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, thirty (30) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrowers' and each Lender's express right to rebut such presumption by demonstrating to the reasonable satisfaction of the Agent the existence of any error on the part of the Agent.

                           (c) Apportionment of Payments. Except as otherwise
provided in this subsection, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the Unused Line Fee and the Letter of Credit Fee required to be paid by the Borrowers to the Lenders under subsections 2.08(e) and (f) shall, as applicable, be apportioned ratably among the Lenders, in each case according to their Pro Rata Shares. All payments shall be remitted to the Agent and all such payments and any other amounts, including, without limitation, proceeds of Collateral received by the Agent from or on behalf of the Borrowers shall be applied subject to the provisions of this Agreement first, to pay principal of and interest on any Obligations funded by the Agent on behalf of the Lenders and any reasonable fees, expense reimbursements or indemnities then due to the Agent from the Borrower; second, to pay any reasonable fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; third, to pay interest due in respect of Loans and Unreimbursed Draws under Letters of Credit; and fourth, to pay, prepay or provide cash collateral in respect of principal of Loans and Letter of Credit Exposure. The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrowers hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrowers under this Agreement determined in accordance with the apportionments contemplated by this Section 2.08(c). To the extent that the Borrowers make a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

                           (d) Interest Upon Events of Default. To the extent
permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 10.01, all principal, interest, fees, indemnities or any other Obligations of the Borrowers hereunder, under any Note or any other Related Document (and including interest accrued under this subsection 2.08(d)) shall compound on a daily basis and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of two percent (2%) above the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate (the "Default Rate").

                           (e) Unused Line Fee. From and after the Closing Date
until the Termination Date, the Borrowers shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an unused line fee (the "Unused Line Fee") accruing at the rate of one-half of one percent (0.50%) per annum, on the excess, if any, of the aggregate Revolving Credit Commitments over the sum of the Loans and Letter of Credit Exposure outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the first day of each month commencing on June 1, 2000.

                           (f) Letter of Credit Fees. From and after the Closing
Date, the Borrowers shall pay to the Agent for the benefit of the L/C Indemnitor, a letter of credit fee accruing at the rate of two percent (2%) per annum on the average daily face amount of the Letter of Credit Exposure (collectively, the "Letter of Credit Fee"); provided, however, that the Borrowers may maintain Letters of Credit with third parties in an aggregate amount not to exceed $100,000 at any time that shall not be subject to the Letter of Credit Fee. All Letter of Credit Fees shall be payable monthly in arrears on the first day of each month commencing on June 1, 2000. The Borrowers shall also pay the customary letter of credit fees, acceptance fees and charges of the L/C Indemnitor and the Letter of Credit Issuer for the administration, issuance, amendment and processing of any Letters of Credit issued by the Letter of Credit Issuer. Promptly following the Agent's receipt of any Letter of Credit Fees described above, the Agent shall pay to each Lender its Pro Rata Share of the amount of the Letter of Credit Fees received by the Agent.

                           (g) Facility Fees. The Borrowers shall pay to the
Agent for the ratable benefit of the Lenders in accordance with their respective Pro Rata Shares a fee of $337,500 payable on the Closing Date (a "Facility Fee").

                           (h) Agent Fees. The Borrowers shall pay to the Agent
an Agent Fee of $75,000 payable on the Closing Date and payable annually thereafter in advance on each anniversary of the Closing Date hereof (such fee to be payable whether or not the Agent is a Lender hereunder so long as it is the Agent) (the "Agent Fee"); provided, however, that the Agent Fee shall not be payable upon the Maturity Date.

                           (i) Payment of Fees. The Borrowers shall pay to the
Agent the fees set forth in this Section 2.08 at the times set forth herein which (other than the Agent Fees) are allocated as between CIT and WLR under the Inter-Lender Agreement. All fees under this Agreement and the other Related Documents are non-refundable under all circumstances.

                  2.09. Use of Proceeds. The proceeds of the Loans shall be used for working capital and other general corporate purposes. The Letters of Credit shall be standby or documentary letters of credit, and will be used for general corporate purposes.

                  2.10. Eurodollar Rate Not Determinable; Illegality or Impropriety.

                           (a) In the event, and on each occasion, that on or
before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Bank that, the Eurodollar Rate cannot be determined for any reason or the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the other Lenders. In the event of any such determination, any request by the Borrowers for a Eurodollar Loan pursuant to Section 2.03 shall, until the Agent shall have advised the Borrowers and the other Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Loan. Each determination by the Agent hereunder shall be conclusive and binding absent manifest error.

                           (b) In the event that it shall be unlawful or
improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Borrowers describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Borrowers. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Borrowers, and the Borrowers shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, no later than the date permitted thereby, convert each such Eurodollar Loan into a Prime Loan.

                  2.11. Reserve Requirements; Capital Adequacy Circumstances.

                           (a) Notwithstanding any other provision herein, if
any change in applicable law or regulation after the Closing Date or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender (in lieu of or in addition to the Lender) on the principal of or interest on any Eurodollar Loan made by such Lender or of any amounts payable hereunder (other than taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by the jurisdiction in which the Letter of Credit Issuer or such Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender (except any such reserve requirement that is reflected in Reserve Requirements) or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit, and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of making or maintaining any Eurodollar Loan or issuing or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount reasonably deemed by the Letter of Credit Issuer or such Lender to be material, then the Borrowers shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11(a) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within twenty (20) days after receipt by the Borrowers from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

                           (b) If the Letter of Credit Issuer or any Lender
shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this Agreement and the Related Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then, from time to time, the Borrowers shall reimburse the Letter of Credit Issuer or such Lender for such reduction. Any amount or amounts payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this
Section 2.11(b) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrowers from the Letter of Credit Issuer or such Lender of a statement setting forth (i) in reasonable detail the amount or amounts due, (ii) the basis for the determination from time to time of such amount or amounts and (iii) that such amount(s) have been determined in good faith, which statement shall be conclusive and binding absent manifest error.

                           (c) The protection of this Section 2.11 shall be
available to the Letter of Credit Issuer or any Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  2.12. Indemnity; Agent Duty to Change Eurodollar Loan Office.

                           (a) Each Borrower, jointly and severally, shall
indemnify each Lender against any loss or expense that such Lender actually sustains or incurs as a consequence of (i) any failure by the Borrowers to borrow any Eurodollar Loan hereunder or to convert any Prime Loan into a Eurodollar Loan after notice of such borrowing or conversion has been given pursuant to Section 2.03(a) or Section 2.14, as the case may be, (ii) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, or (iii) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), including, in each such case, any loss (including, without limitation, loss of margin) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed or converted (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow or convert) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or converted or not borrowed or converted for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 and the basis for the determination of such amount or amounts shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error.

                           (b) The Agent agrees that, in the event it becomes
aware of the occurrence of an event or the existence of a condition that would cause the Lenders to be entitled to receive payments under clauses (ii), (iii), or (iv) of Section 2.12(a), it will, if requested by Planet Hollywood, exercise its reasonable best efforts to make, fund, or maintain each affected Eurodollar Loan through another Office if, as a result thereof, the additional monies which would otherwise be required to be paid to the Lenders pursuant to clauses (ii),
(iii), or (iv) of Section 2.12(a) would be reduced.

                  2.13. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrowers in the amount of such participation.

                  2.14. Continuation and Conversion of Loans. Subject to Section
2.03 and Section 2.10 hereof, the Borrowers shall have the right, at any time,
(a) on three (3) Business Days' prior irrevocable written or telephonic notice to continue any Eurodollar Loan or any portion thereof into a subsequent Interest Period or to convert any Prime Loan or portion thereof into a Eurodollar Loan, or (b) on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Prime Loan, subject to the following:

                           (i) in the case of a continuation of a Eurodollar
Loan or portion thereof as such or a conversion of a Prime Loan or portion thereof into a Eurodollar Loan (A) no Event of Default or Potential Default shall have occurred and be continuing at the time of such continuation or conversion, and (B) Eurodollar Loans resulting from this Section 2.14 shall be limited in number as provided in subsection 2.03(d);

                           (ii) in the case of a continuation or conversion of
less than all Loans, the aggregate principal amount of any Eurodollar Loan continued or converted shall not be less than $500,000 and in multiples of $100,000 if in excess thereof;

                           (iii) each conversion shall be effected by the
Lenders by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted; and, in the case of a conversion from a Eurodollar Loan to a Prime Loan, accrued interest on the Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

                           (iv) if the new Loan made in respect of a conversion
shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

                           (v) no portion of any Loan shall be continued or
converted to a Eurodollar Loan with an Interest Period ending later than the Maturity Date; and

                           (vi) if any conversion of a Eurodollar Loan shall be
effected on a day other than the last day of an Interest Period, the Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in
Section 2.12 hereof.

In the event that the Borrowers shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Eurodollar Loan (unless repaid) shall automatically become a Prime Loan at the expiration of the then current Interest Period.

                  2.15. Taxes.

                           (a) All payments made by each Borrower hereunder,
under the Notes or under any other Loan Document, will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lenders or the Letter of Credit Issuer (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If any Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Letter of Credit Issuer pursuant to this sentence) the Lenders or the Letter of Credit Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings, and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send the Lenders, the Letter of Credit Issuer and the Agent an official receipt showing payment. In addition, each Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "Other Taxes").

                           (b) Each Borrower shall jointly and severally
indemnify the Lenders and the Letter of Credit Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by any Lender or the Letter of Credit Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which such Lender or such Letter of Credit Issuer makes written demand.

                           (c) Each Lender that is not a United States person
(as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (each, a "Non-U.S. Lender") agrees to deliver to the Borrowers and the Agent on or prior to the Closing Date or, in the case of a Non-U.S. Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.13 (unless such Non-U.S. Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Lender, (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8IMY, or Form W-8BEN (or successor forms) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI, Form W-8IMY or Form 8BEN (or any successor forms) (with respect to a complete exemption under an income tax treaty), (x) a certificate substantially in the form of Exhibit M (any such certificate, a "Section 2.15(c) Tax Certificate"), and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or Form W-8IMY. In addition, each Non-U.S. Lender agrees that from time to time after the Closing Date, when the passage of time or a change in facts or circumstances renders the previous certification obsolete or inaccurate in any material respect, such Non-U.S. Lender will deliver to Planet Hollywood and the Agent two
(2) new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN or Form W-8IMY and a Section 2.15(c) Tax Certificate, as the case may be or such Non-U.S. Lender shall immediately notify Planet Hollywood and the Agent of its inability to deliver any such form or
Section 2.15(c) Tax Certificate, in which case such Non-U.S. Lender shall not be required to deliver any such form or Section 2.15(c) Tax Certificate. Notwithstanding anything to the contrary contained in Section 2.15(a), but subject to the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent required to do so by law, to deduct or withhold income taxes imposed by the United States from interest payable hereunder or under a Note for the account of any Non-U.S. Lender to the extent that such Non-U.S. Lender has not provided to the Borrowers Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding, and (y) the Borrowers shall not be obligated pursuant to Section 2.15(a) to make increased payments to a Non-U.S. Lender in respect of income taxes imposed by the United States if such Non-U.S. Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 2.15(c). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.15, the Borrowers agree to pay any additional amounts and to indemnify each Non-U.S. Lender in the manner set forth in subsections 2.15(a) and 2.15(b) in respect of any United States income Taxes deducted or withheld by them (and, if any Non-U.S. Lender is a withholding foreign partnership within the meaning of Treas. Reg. Sec.1-1441-5, in respect of any United States income Taxes withheld by such Non-U.S. Lender with respect to amounts received by such Non-U.S. Lender pursuant to this Agreement) if such Taxes would not have been deducted or withheld but for any change that is effective after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof.

                           (d) If the Borrowers fail to perform their
obligations under this Section 2.15, the Borrowers shall jointly and severally indemnify the Agent, the Lenders and the Letter of Credit Issuer for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

                  2.16. Joint and Several Liability. In addition to the Borrowers' joint and several indemnification of the Agent and Lenders, as provided under this Agreement and the Loan Documents, the Borrowers shall be jointly and severally liable for the repayment in full of all Obligations.

                  2.17. Inter-Lender Arrangements. The Inter-Lender Agreement specifies the arrangements between CIT and WLR in the event they do not agree with respect to a decision required to be made hereunder. The Borrowers agree that they are not third party beneficiaries of the Inter-Lender Agreement, have no rights to enforce the terms thereof, and that the Inter-Lender Agreement may be amended or modified without the consent of the Borrowers.

                  2.18. Equity Contributions. Additional contributions to the Borrowers of equity may be utilized or employed by the Borrowers without restriction hereunder.

                                   ARTICLE III

                                LETTERS OF CREDIT
                                -----------------

                  3.01. Letters of Credit.

                           (a) General. In order to assist the Borrowers in
establishing or opening standby or documentary letters of credit, which shall not have expiration dates that exceed one (1) year from the date of issuance (the "Letters of Credit"), with the Letter of Credit Issuer, the Borrowers have requested that either CIT or WLR (the "L/C Indemnitor") join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the L/C Indemnitor's credit to the Borrowers, and each of CIT and WLR has agreed to do so. These arrangements shall be handled by the L/C Indemnitor subject to the terms and conditions set forth below. The L/C Indemnitor shall have no obligation to arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, the L/C Indemnitor shall not be required to be the issuer of any Letter of Credit. Any Borrower may be the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit G hereto or on a computer transmission system approved by the L/C Indemnitor and the Letter of Credit Issuer or such other written form or computer transmission system as may from time to time be approved by the Letter of Credit Issuer and the L/C Indemnitor, and shall be duly completed in a manner acceptable to the L/C Indemnitor, together with such other certificates, agreements, documents and other papers and information as the Letter of Credit Issuer or the L/C Indemnitor may request (the "Letter of Credit Application").

                               (i) The aggregate Letter of Credit Exposure shall
not exceed $5,000,000 or an amount equal to the Current Commitment if such Current Commitment is less than $5,000,000. In addition, changes or modifications of the Letters of Credit by Planet Hollywood and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of the L/C Indemnitor in the exercise of its reasonable discretion, provided, however, that (x) the expiry date of all Letters of Credit shall be no later than fifteen (15) days prior to the Maturity Date unless, in the case of Letters of Credit, on or prior to fifteen (15) days prior to the Maturity Date such Letters of Credit shall be cash collateralized in an amount equal to at least one hundred and five percent (105%) of the Stated Amount of such Letters of Credit, and (y) the Letters of Credit, and all documentation in connection therewith, shall be in form and substance satisfactory to the L/C Indemnitor and the Letter of Credit Issuer.

                               (ii) The Agent shall have the right, without
notice to the Borrowers, to charge the Borrowers' Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent, the L/C Indemnitor or the Lenders under the Letter of Credit Guaranty at the earlier of (x) payment by the L/C Indemnitor or the Lenders under the Letter of Credit Guaranty, or (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence of an Event of Default. Any amount charged to the Borrowers' Account shall be deemed a Loan hereunder made by the Lenders to the Borrowers, funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and (f) of this Agreement. Any charges, fees, commissions, costs and expenses charged to the L/C Indemnitor for the account of the Borrowers by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Borrowers' Account in full when charged to or paid by the L/C Indemnitor and any such charges to the Borrowers' Account shall be conclusive and binding on the Borrowers and the Lenders absent manifest error. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in
Section 6.02 have been satisfied.

                               (iii) Each Borrower agrees to unconditionally,
and jointly and severally, indemnify the Agent, CIT, WLR, the L/C Indemnitor and each Lender, and to hold the Agent, CIT, WLR the L/C Indemnitor and each Lender harmless from any and all loss, claim or liability incurred by the Agent, CIT, WLR, the L/C Indemnitor or any such Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrowers' Account and any drafts thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent, CIT,

WLR, the L/C Indemnitor or any Lender as determined by a final judgment of a court of competent jurisdiction. Each Borrower's unconditional obligation to the Agent, CIT, WLR, the L/C Indemnitor and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's, CIT's, WLR's, the L/C Indemnitor's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrowers agree that any charges incurred by the L/C Indemnitor for the Borrowers' account shall be conclusive and binding on the Borrowers absent manifest error and may be charged to the Borrowers' Account.

                               (iv) None of the Agent, CIT, WLR, the L/C
Indemnitor, the Letter of Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrowers. Furthermore, without being limited by the foregoing, none of the Agent, CIT, WLR, the L/C Indemnitor, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

                               (v) The Borrowers agree that any action taken by
the Agent, CIT, WLR, the Letter of Credit Issuer, the L/C Indemnitor, or any Lender, if taken in good faith (and not constituting gross negligence or willful misconduct), under or in connection with the Letters of Credit, the guarantees, the drafts, or the goods purported to be represented by any documents, shall be binding on the Borrowers (with respect to the Letter of Credit Issuer, the L/C Indemnitor, the Agent, CIT, WLR, and the Lenders) and shall not put the Agent, CIT, WLR, the Letter of Credit Issuer, the L/C Indemnitor, or the Lenders in any resulting liability to the Borrowers. In furtherance thereof, the L/C Indemnitor shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit or drafts; all in the L/C Indemnitor's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the L/C Indemnitor, all without any notice to or any consent from the Borrower; provided, however, that, notwithstanding the foregoing, in the absence of a continuing Event of Default, the L/C Indemnitor shall not take any of the foregoing actions that result in a departure in any material respect from the terms of the relevant Letter of Credit or Letter of Credit Application.

                               (vi) Without the L/C Indemnitor's express consent
and endorsement in writing, which, in the case of clause (x) below, in the absence of a continuing Event of Default shall not be unreasonably withheld or delayed, the Borrowers agree: (x) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts or documents, or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Letters of Credit; and (y) after the occurrence and during the continuance of an Event of Default not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                               (vii) The Borrowers agree that any necessary and
material import, export or other license or certificates for the import or handling of Inventory or Memorabilia will have been promptly procured; all foreign and domestic governmental Laws and regulations in regard to the shipment and importation of Inventory or Memorabilia or the financing thereof will have been promptly and fully complied with, except where instances of non-compliance with any such Law or regulation, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, and any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished. In this connection, the Borrowers represent and warrant that all shipments made under any such Letters of Credit are in compliance with the Laws and regulations of the countries in which the shipments originate and terminate, except where any such non-compliance would not result in and could not reasonably be expected to result in a Material Adverse Effect. As between the Borrowers, on the one hand, and the Agent, CIT, WLR, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrowers assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies (other than based on the net income of the Lender). As between the Borrowers, on the one hand, and the Agent, CIT, WLR, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, Laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory or Memorabilia is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrowers' risk, liability and responsibility.

                               (viii) Upon any payments made by the L/C
Indemnitor to the Letter of Credit Issuer under the Letter of Credit Guaranty, CIT, WLR or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire (to the extent of such payment) by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers to the Letter of Credit Issuer in any Letter of Credit Application, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT, WLR, the Agent and the Lenders and apply in all respects to CIT, WLR, the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

                               (ix) In the event that the Borrowers are required
to provide cash collateral for any Letter of Credit, the Borrowers shall deposit such cash collateral in the Letter of

Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until all Obligations have been paid in full in cash; provided, however, that, when the Borrowers elect, and are not required to provide cash collateral for a Letter of Credit, the cash collateral for such Letter of Credit shall be returned to the Borrowers if at such time (A) an Event of Default or Potential Default has not occurred and is not continuing, and (B) no amounts are available to be drawn on such Letter of Credit and all Unreimbursed Draws have been paid in full.

                           (b) Request for Issuance. Planet Hollywood may from
time to time, upon notice (an "L/C Notice") not later than 12:00 noon, New York City time, at least three (3) Business Days in advance, make a request that it be assisted in establishing or opening a Letter of Credit by delivering to the Agent and the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. Neither CIT nor WLR shall provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in Section 6.02 will not have been satisfied on such date, and neither CIT, WLR nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 6.02 have been satisfied.

                           (c) Existing Letters of Credit. Planet Hollywood
represents and warrants that Schedule 3.01(c) hereto sets forth all Letters of Credit existing as of the Closing Date.

                  3.02. Participations.

                           (a) Purchase of Participations. Immediately upon the
issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.01, each Lender (other than the L/C Indemnitor) shall be deemed to have irrevocably and unconditionally purchased and received from the L/C Indemnitor, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of the L/C Indemnitor with respect to such Letter of Credit created thereunder (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                           (b) Sharing of Letter of Credit Payments. In the
event that the L/C Indemnitor makes any payment in respect of the Letter of Credit Guaranty with respect to a Letter of Credit and the Borrowers shall not have repaid such amount to the Agent for the account of L/C Indemnitor, the Agent shall charge the Borrowers' Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(a)(ii).

                           (c) Obligations Irrevocable. The obligations of a
Lender to make payments to the Agent for the account of the Agent, CIT or WLR with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                               (i) any lack of validity or enforceability of
this Agreement or any of the other Related Documents;

                               (ii) the existence of any claim, setoff, defense
or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit or any holder of a draft (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, or any unrelated transactions (including any underlying transactions between the Borrowers or any other party and the beneficiary named in any Letter of Credit);

                               (iii) any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                               (iv) the surrender or impairment of any security
for the performance or observance of any of the terms of any of the Related Documents;

                               (v) any failure by the Agent to provide any
notices required pursuant to this Agreement relating to Letters of Credit; or

                               (vi) the occurrence of any Event of Default or
Potential Default.

                                   ARTICLE IV

                                 BORROWING BASE
                                 --------------

                  4.01. Condition of Lending and Assisting in Establishing or Opening Letters of Credit. CIT, WLR and the other Lenders, if any, shall have no obligation to make a Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Loans plus the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension, would exceed, the Borrowing Base or the Current Commitment at such time.

                  4.02. Mandatory Prepayment. Concurrently with the delivery of any Borrowing Base Certificate, the Borrowers shall give notice to the Agent in the event of any mandatory prepayment pursuant to Section 2.04(b)(i), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

                  4.03. Rights and Obligations Unconditional. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT, WLR and the Lenders, and the obligations of the Borrowers under this Article IV are absolute and unconditional, and the Agent, CIT, WLR and the Lenders, shall not be deemed to have waived the condition set forth in Section

4.01 hereof or their right to payment in accordance with Section 4.02 hereof in any circumstance whatever, including but not limited to circumstances wherein, the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

                  4.04. Borrowing Base Certificate.

                           (a) By 12:00 noon, New York City time three (3)
Business Days after Saturday of each week, or more often if required in the discretion of the Agent, the Borrowers shall furnish to the Agent a certificate (a "Borrowing Base Certificate") substantially in the form attached hereto as Exhibit H certified as true and correct by the Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of the Planet Hollywood's close of business on the Saturday of the preceding week, based on the Borrowers' interim perpetual Records, together with such other information with respect to the Inventory and the Memorabilia of the Borrowers as the Agent may reasonably request.

                           (b) In the event of any dispute about the eligibility
of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith and reasonable judgment shall control.

                           (c) The Borrowing Base set forth in a Borrowing Base
Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrowers, in which case the value of such asset shall, at the discretion of the Borrowers, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

                           (d) Each Borrowing Base Certificate shall be
accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as the Agent may reasonably request from time to time.

                  4.05. General Provisions. Notwithstanding anything to the contrary in this Article IV, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.

                                    ARTICLE V

                                    SECURITY
                                    --------

                  5.01. Collateral. As security for the full and timely payment and performance of all of the Obligations, each Borrower hereby as of the Closing Date, assigns, pledges, transfers, grants, bargains and sells, conveys, releases, confirms and sets over unto the Agent, for the ratable benefit of each of the Lenders, and hereby grants and creates in favor of the Agent, for the ratable benefit of each of the Lenders, a security interest in the Collateral.

                  5.02 Trademarks. Any Borrower shall have the right to allow any trademark (other than the PH Trademarks) to lapse if such Borrower determines to do so in its reasonable business judgment and there would be no Material Adverse Effect.

                                   ARTICLE VI

                          CONDITIONS OF EFFECTIVENESS,
                      LETTER OF CREDIT ISSUANCE AND LENDING
                      -------------------------------------

                  6.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of any Lender to make the initial Loan hereunder or the obligation of the L/C Indemnitor or any Lender to assist the Borrowers in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent (the "Closing Date"):

                           (a) Noteholders. A loan is made available by the Note
Holders on terms and conditions satisfactory to the Lenders, such term loan being subject to the terms and conditions of the Intercreditor Agreement.

                           (b) Payment of Fees, Etc. The Borrowers shall have
paid all fees, costs and expenses then payable by the Borrowers including, without limitation, those due and payable pursuant to Sections 2.08 and 11.06 hereof. The Borrowers shall have paid to counsel to the Agent and WLR all reasonable fees and other client charges due to such counsel on the Closing Date.

                           (c) Representations and Warranties; No Event of
Default. Except with respect to Inactive Guarantors, the representations and warranties contained in Article VII of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the Letter of Credit Issuer pursuant hereto or thereto or prior to the Closing Date shall be correct on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                           (d) Legality. The making of the initial Loans and the
issuance of the initial Letter of Credit shall not contravene any law, rule or regulation applicable to the Agent, the L/C Indemnitor, the Lenders or the Letter of Credit Issuer.

                           (e) Delivery of Documents. The Agent shall have
received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Closing
Date:

                               (i) a Note payable to the order of each Lender,
duly executed by the Borrowers and dated as of the Closing Date;

                               (ii) a copy of the resolutions adopted by the
Boards of Directors or governing bodies performing like functions of each Borrower and each Guarantor (other than

Inactive Guarantors), certified by authorized officers thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Borrower or such Guarantor is or will be a party, and (B) the execution, delivery and performance by such Borrower or such Guarantor of each Loan Document and the execution and delivery of the other documents to be delivered by such Borrower or such Guarantor in connection therewith;

                               (iii) a certificate of authorized officers of
each Borrower and each Guarantor (other than Inactive Guarantors), certifying the names and true signatures of the officers of such Borrower or such Guarantor authorized to sign each Loan Document to which such Borrower or such Guarantor is or will be a party and the other documents to be executed and delivered by such Borrower or such Guarantor in connection therewith, together with evidence of the incumbency of such authorized officers;

                               (iv) as to each Borrower, a copy of the charter
of each Borrower certified as of a date not more than ten (10) Business Days prior to the Closing Date by the appropriate official(s) of the state of incorporation of such Borrower and certified and by an authorized officer of such Borrower, and, as to each Guarantor (other than Inactive Guarantors), a copy of the charter of such Guarantor certified as of a date not more than ten
(10) Business Days prior to the Closing Date by an authorized officer of such Guarantor;

                               (v) a copy of the by-laws of each Borrower and
each Guarantor (other than Inactive Guarantors), certified as of the Closing Date by an authorized officer of such Borrower and each Guarantor;

                               (vi) an opinion of (a) Stroock & Stroock & Lavan
LLP, counsel to the Borrowers and the Guarantors (other than Inactive Guarantors) (as to bankruptcy matters, New York law and Delaware law, as applicable), (b) Gray, Harris & Robinson, P.A. and Florida counsel to the Borrowers and Guarantors as to matters governed under Florida law, (c) law firms qualified in Texas, Minnesota and Nevada as to due authorization, execution and delivery of the Loan Documents under the laws of such states.

                               (vii) a certificate of the Designated Financial
Officer certifying as to the matters set forth in subsection (c) of this Section 6.01;

                               (viii) a copy of the financial statements and
projections of the Borrowers referred to in Section 7.08 hereof certified by the Designated Financial Officer;

                               (ix) a Borrowing Base Certificate, current as of
the close of business on the date required by the Agent, certified by the Designated Financial Officer;

                               (x) a certificate of an authorized officer of
each Borrower certifying the names and true signatures of those officers or agents of the Borrowers that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

                               (xi) copies of each Credit Card Agreement to
which any Borrower is a party, certified as true and correct by the Designated Financial Officer;

                               (xii) a certificate of an authorized officer of
each Borrower and each Guarantor stating that it has no Plans or any Multiemployer Plans other than the Planet Hollywood Employee Savings Plan;

                               (xiii) a certificate of insurance evidencing
insurance on the property of such Borrower or such Guarantor (other than Inactive Guarantors) as is required by Section 8.07 of this Agreement, naming the Agent as additional insured or loss payee, for all insurance maintained by such Borrower and such Guarantor;

                               (xiv) such other agreements, instruments,
approvals, opinions and other documents as the Agent may reasonably request;

                               (xv) evidence, including a listing of all
effective financing statements which name as debtor each Borrower and each Guarantor, tax Liens and judgment Liens, establishing the absence of any liens on Collateral (other than Permitted Liens), including Inventory or Memorabilia, and upon the request of the Agent, the execution and delivery of any public filings deemed necessary or desirable by the Agent;

                               (xvi) the Loan Documents duly executed by the
parties thereto;

                               (xvii) appropriate financing statements on Form
UCC-1, duly executed by each Borrower and each Guarantor and duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Loan Documents and evidence that all necessary filing fees and taxes or other expenses related to such filings have been paid in full; and

                               (xviii) for each Borrower and each Guarantor
(other than Inactive Guarantors), a certificate, dated as of a date not more than ten (10) Business Days prior to the Closing Date, of the appropriate official(s) of such state where such Borrower's or such Guarantor's formation documents are filed and each state of foreign qualification of such Borrower or such Guarantor, certifying as to the subsistence in good standing of, and the payment of taxes by, such Borrower in such states.

                           (f) Receipt of Documents. All Loan Documents and all
documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                           (g) Cash Management System. The cash management
system of each Borrower and its Subsidiaries (other than Inactive Guarantors) shall be satisfactory to the Agent.

                           (h) Lien Priority. The Liens in favor of the Lenders
pursuant to the Loan Documents hereof shall be valid and perfected first priority Liens on the Collateral, which Collateral shall be subject to no other Liens except for Permitted Liens.

                           (i) Compliance. The Agent shall be satisfied as to
each Borrower's and each Guarantor's (other than Inactive Guarantors) compliance with all Environmental Laws, ERISA, tax, and labor matters.

                           (j) Inventory Appraisal. The Agent shall have
completed and shall be satisfied (in its sole discretion) with the results of an update of the appraisal of the Inventory, and the Borrowers shall have paid all fees and expenses payable in connection with such update.

                           (k) Memorabilia Appraisal. The Agent shall have
completed and shall be satisfied (in its sole discretion) with the results of an update of the appraisal of the Memorabilia and shall be satisfied that any stored or "in transit" Memorabilia is appropriately stored and held for safekeeping. The Borrowers shall have paid all fees and expenses payable in connection with such appraisal.

                           (l) No Liens. There are no liens or encumbrances of
any kind on any Collateral other than Permitted Liens.

                           (m) No Material Adverse Effect. Since December 31,
1999, there shall have been no Material Adverse Effect (other than with respect to the Inactive Guarantors), excluding events related to the bankruptcy cases of the Borrowers.

                           (n) Due Diligence. The Agent shall have completed its
due diligence to its satisfaction, including, without limitation, review of the Borrowers' books and records, systems and controls and analysis of the Inventory and Memorabilia by an outside consultant selected by the Agent. The results of such review shall be in form and substance satisfactory to the Agent. In connection with the Agent's due diligence investigation of any Borrower or any Guarantor, reasonable out-of-pocket travel expenses (including those incurred in connection with periodic field audits by employees of the Agent), reasonable out-of-pocket fees and expenses incurred by the Agent or Lenders in connection with above. Any oral or written request by the Borrowers for any Credit Extension hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 6.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrowers to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrowers that the conditions set forth in this Section 6.02 have been satisfied as of the date of such Credit Extension.

                           (o) Outstanding Letters of Credit. The terms,
conditions and amounts of all outstanding standby and documentary letters of credit related to the Borrowers shall be reasonably satisfactory to the Agent.

                           (p) Court Order Approving Loan Documents. The
Confirmation Order shall not have been amended or modified (without the consent of the Lenders) and there shall not have been any appeal or stay with respect thereto. A court order shall be entered approving the Loan Documents and such other matters as may be requested by the Lenders, including, without limitation, a finding with respect to the binding nature of the Intercreditor Agreement on the parties thereto or the parties purported to be bound thereby, including, without limitation, the PIK Holders, and such Order shall not be subject to any application for a stay pending appeal or other reconsideration with respect thereto and shall not be subject to any such stay or other injunctive relief affecting the enforceability thereof.

                           (q) Cash and Availability. Cash plus Availability (as
determined by the Lenders in accordance with the Loan Documents) under the Facility shall not be less than $6,000,000.

                           (r) Plan of Reorganization; Limitation on Plan of
Reorganization Payments. The Plan of Reorganization, and all ancillary documents, shall be satisfactory to the Lenders in all respects. No payments to fund the Plan of Reorganization or pay any creditor on account of a prepetition claim on the Closing Date shall exceed $66,000,000.

                           (s) Certain Post-Confirmation Obligations. The
Lenders shall be satisfied as to the nature of any post-confirmation obligations arising from pre-petition obligations (including any continuing guarantee obligations).

                           (t) Intercreditor Agreement and the Inter-Lender
Agreement. The Intercreditor Agreement and the Inter-Lender Agreement shall be in form and substance satisfactory to the Agent.

                           (u) Warehouse Waivers. The Borrowers shall deliver
the warehouse waivers for warehouses listed in Schedule 6.01(u) in form and substance satisfactory to the Agent.

                           (v) Credit Card Depository Account Agreements and
Credit Card Payment Direction Notices. The Borrowers and the Guarantors (other than the Inactive Guarantors) shall deliver to each Credit Card Obligor a Credit Card Depository Account Agreement substantially in the form annexed as Exhibit J hereto (the "Credit Card Depository Account Agreement") and the Payment Direction Notice substantially in the form annexed as Exhibit J-1 hereto.

                           (w) Depository Account Agreements and Notice Letters
to Depository Banks. The Borrowers and the Guarantors (other than the Inactive Guarantors) shall deliver to each Depository Bank the Depository Account Agreement substantially in the form annexed as Exhibit L hereto and the Notice Letter to Depository Bank substantially in the form annexed as Exhibit K hereto (the "Notice Letter") (in the Agent's sole discretion, the delivery requirement to the Depository Banks may be delayed by five (5) days from the Closing Date so long as fully executed notices (Exhibit K) are delivered on the Closing Date).

                           (x) Memorabilia Report. The Memorabilia Report shall
be delivered dated the Closing Date updated to reflect all transactions from the date of the prior report including, without limitation, new acquisitions, sold Memorabilia, transfers of the location or ownership of the Memorabilia.

                           (y) Times Square Letter. Hospitality shall deliver a
direction letter in form and substance satisfactory to the Agent to Times Square Partners and SPF Times Square Inc. directing distributions from Times Square Partners LLC to be delivered to the Agent.

                           (z) Employment Agreement. The Employment Agreement
and the Agreement Regarding Leases shall each be duly executed by Robert Earl.

                  6.02. Conditions Precedent to Loans and Letters of Credit. In addition to the requirements of Section 6.01, the obligation of each Lender to make any Loan and the obligation of the L/C Indemnitor or any Lender to assist the Borrowers in obtaining the issuance of any Letter of Credit is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                           (a) Payment of Fees, Etc. The Borrowers shall have
paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections 2.08 and 11.06 hereof.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true, and the submission by the Borrowers to the Agent of a Notice of Borrowing with respect to a Loan and the Borrowers' acceptance of the proceeds of such Loan, or the submission by the Borrowers to the Agent and the Letter of Credit Issuer of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Loan and the date of the issuance of such Letter of Credit that, (i) the representations and warranties contained in Article VII of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders and the Letter of Credit Issuer pursuant hereto on or prior to the date of such Loan or Letter of Credit are correct on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date); and (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

                           (c) Legality. The making of such Loan or the issuance
of such Letter of Credit shall not contravene any law, rule or regulation applicable to the Agent, the L/C Indemnitor, the Lenders or the Letter of Credit Issuer.

                           (d) Borrowing Notice. The Agent shall have received a
Notice of Borrowing pursuant to Section 2.03 hereof no later than 12:00 noon (New York City time) three (3) Business Days prior to the date of the proposed borrowing with respect to a Eurodollar Loan or on the date of a proposed borrowing of a Prime Loan or an L/C Notice and a Letter of Credit Application pursuant to Section 3.01 hereof not later than 12:00 noon (New York City time) three (3) Business Days prior to the proposed date of issuance of a Letter of Credit.

                           (e) Receipt of Documents. The Agent shall have
received such other agreements, instruments, approvals and other documents, each in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request.

                           (f) Proceedings; Receipt of Documents. All
proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                           (g) Commitment. The aggregate unpaid principal amount
of the Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Commitment.

                           (h) Plan of Reorganization and Confirmation Order in
Full Force and Effect. The Plan of Reorganization and the Confirmation Order shall be in full force and effect and shall not have been appealed, reversed, modified, amended or stayed (or application therefor made), except for appeals, modifications and amendments that are acceptable to the Lenders and not adverse to their interests.

                           (i) Certain Payments. No payments to fund the Plan of
Reorganization pursuant to the Confirmation Order or thereafter (with respect to amounts not fixed on the Effective Date of the Plan of Reorganization) shall exceed $66,000,000 plus $7,900,000.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  As of the Closing Date and any date a Loan is made or Letter of Credit is issued hereunder, the Borrowers hereby represent and warrant to the Agent and the Lenders as follows (but none of the following representations and warranties shall apply to the Inactive Guarantors):

                  7.01. Organization, Good Standing, Etc. Each Borrower and each of its respective Subsidiaries (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and (in the case of such Borrower) to make the borrowings hereunder and to consummate the transactions contemplated hereby, except in the case where instances of failure to obtain such power and authority, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where instances of a failure to qualify or remain in good standing or a failure to maintain rights and privileges, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.02. Authority and Authorization. The execution, delivery and performance by each Borrower and their Subsidiaries of each Loan Document to which it is a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any other applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which each Borrower or any of their Subsidiaries is a party or by which they or their respective properties may be subject, except in the case of contractual restrictions where instances of such contravention, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document, as modified by the Intercreditor Agreement or with respect to Inactive Guarantors) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except with respect to Inactive Guarantors and where instances of such suspension, revocation, impairment, forfeiture or nonrenewal, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.03. Execution and Binding Effect. As of the Closing Date, this Agreement and each of the other Loan Documents required to be executed and delivered on or prior to the date hereof has been duly and validly executed and delivered by each such Borrower and Guarantor party thereto, and constitutes the legal, valid and binding obligations of each Borrower and each Guarantor enforceable in accordance with the terms hereof or thereof. Each Loan Document that is not required to be executed and delivered by a Borrower or a Guarantor prior to the Closing Date, when executed and delivered, will be validly executed and delivered by such Borrower or Guarantor and will constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with the terms thereof, except as enforceability may be limited by
(a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies, and (b) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing and an implied covenant of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), principles requiring consideration of the impracticability or impossibility of performance at any time, and principles affording defenses based on unconscionability, and such principles may include a requirement that a creditor act reasonably and in good faith.

                  7.04. Governmental Approvals. Other than as obtained heretofore, or with respect to the filing of UCC-1 forms with the appropriate filing officer, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by any Borrower or any of their respective Subsidiaries of each Loan Document to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof.

                  7.05. Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Loan Documents to which the Borrowers or the Guarantors are a party nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or default under its charter or by-laws, or any material agreement or instrument to which the Borrowers or the Guarantors are a party or by which it or any of their properties (now owned or hereafter acquired) may be subject or bound, or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrowers and the Guarantors, except the Liens in favor of the Agent with respect to the Collateral, as modified by the Intercreditor Agreement, except where instances of such violation of Law, conflict, or breach of any agreement or instrument, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.06. Subsidiaries. Schedule 7.06 hereto is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding equity interests of each Subsidiary of the Borrowers in existence on the Closing Date. All shares of such stock owned by the Borrowers or one or more of their Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens.

                  7.07. Litigation. Except as set forth in the financial statements referred to in Section 7.08 hereof and on Schedule 7.07 hereto (which has previously been delivered to the Agent), there is not, to the best knowledge of any Borrowers, any pending or threatened proceeding by or before any Governmental Authority, arbitrator or grand jury against or affecting any Borrower or any ERISA Affiliate with respect to any Environmental Law or ERISA, which, if adversely decided, can reasonably be expected to have a Material Adverse Effect.

                  7.08. Financial Condition; Historical Statements. The Borrowers have heretofore furnished to the Agent a balance sheet of Planet Hollywood and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998 and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by PricewaterhouseCoopers LLP, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of Planet Hollywood and its Consolidated Subsidiaries for and as of the end of the nine (9) month period ended September 30, 1999, as certified by the Designated Financial Officer. Such financial statements present fairly, in all material respects, the financial condition of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal year and as of the end of such period, as applicable, and the results of its operations and the cash flows for the fiscal year then ended and for the period then ended, as applicable, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject (in the case of the interim financial statements) to year-end adjustments. Except as disclosed therein and in the Plan of Reorganization, the Borrowers and their Subsidiaries do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.

                  7.09. Compliance with Law, Etc. Each of the Borrowers and each of the Guarantors is not in violation of its charter or by-laws, in violation of any Law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it), or in breach of any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties, except, in the case of such violations and breaches (other than violations relating to the payment of Taxes which, if unpaid, could result in a Lien on any Collateral or any other violation or breach that may result in a Lien on any Collateral), where instances of violation or breach of any agreement or instrument, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.10. ERISA. Except as disclosed on Schedule 7.10 hereto, (i) each Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of such Plan; and to the best of the Borrowers' knowledge, there has been no material adverse change in such funding status since the date of such report; (iv) no Plan has an Unfunded Current Liability (other than an Unfunded Current Liability resulting from interest rate fluctuations) in excess of $100,000; (v) no Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous sixty (60) months in excess of $100,000, (vi) all contributions required to be made with respect to a Plan have been timely made;
(vii) neither the Borrowers nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204, or 4212(c) of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or reasonably expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan in excess of $100,000; (viii) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan;
(ix) no condition exists which presents a material risk to any Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; (x) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan; and
(xi) there are no pending or, to the knowledge of the Borrowers, threatened claims, actions, proceedings, or lawsuits (other than ordinary course claims for benefits) asserted against any Plan or its assets, any fiduciary with respect to any Plan, any Borrower, or any ERISA Affiliate. Neither any Borrower nor any ERISA Affiliate has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither any Borrower nor any ERISA Affiliate expects to incur a withdrawal liability. Except as required by Section 4980B of the Code, or as otherwise disclosed on Schedule 7.10 hereto, no Borrower nor any ERISA Affiliate maintains a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. All Plans in existence on the Closing Date are set forth on Schedule
7.10 hereto.

                  7.11. Taxes, Etc. All Tax returns required to be filed by the Borrowers and the Guarantors have been properly prepared, executed and filed. All Taxes, assessments, fees and other governmental charges upon the Borrowers and their Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid. The reserves and provisions for Taxes, if any, on the books of the Borrowers are adequate for all open years and for its current fiscal period. The Borrowers do not know of any proposed additional assessment or basis for any material assessment for additional Taxes (whether or not reserved against), which, if assessed, would cause a violation of Sections 6.01(r) or hereof. The federal income Tax liabilities of the Borrowers have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ended on or prior to January 1, 1995, and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

                  7.12. Full Disclosure. No representation or warranty made by any Borrower or any Guarantor under this Agreement or any other Loan Document is false or misleading in any material respect and no Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Agent or the Lenders in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, contains, taken as a whole, any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrowers furnish any projections of the financial position and results of operations of the Borrowers and their respective Subsidiaries for, or as at the end of, certain future periods, such projections are prepared in good faith on the basis of assumptions, methods and tests stated therein which are reasonably believed by the Borrowers to have been reasonable and information reasonably believed by the Borrowers to have been accurate based upon the information available to the Borrowers at the time such projections were furnished to the Agent. The Borrowers have disclosed to the Agent all relevant information that, to the best of their knowledge, is reasonably likely to result in a Material Adverse Effect.

                  7.13. Operating Lease Obligations; Existing Liens; Unpaid Rent. On the Closing Date, the Borrowers and their Subsidiaries do not have any obligations as lessee for the payment of rent for any real property other than the Operating Lease Obligations set forth in Schedule 7.13 hereto. There are no Liens on any assets of the Borrowers other than (i) the Lien created as of the Closing Date in favor of the Agent hereunder, (ii) Liens securing Capitalized Lease Obligations of the Borrowers, and (iii) Permitted Liens. As of the Closing Date, the outstanding rent for the leased distribution centers, warehouses and retail stores of the Borrowers is current as of June 1, 2000.

                  7.14. Environmental Matters. Except as disclosed in Schedule
7.14 hereto, (i) none of the operations of any Borrower or its Subsidiaries are the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs, (ii) the Borrowers and their respective Subsidiaries do not have any contingent liability in connection with any Release which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs, (iii) the operations of the Borrowers and their respective Subsidiaries are in compliance with all Environmental Laws, except those laws where a failure to comply is not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with such other Environmental Liabilities and Costs,

(iv) there has been no Release at any of the properties owned or operated by the Borrowers, their respective Subsidiaries or any predecessor in interest or title, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrowers or their Subsidiaries or any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs; (v) no Environmental Actions have been asserted against the Borrowers or their Subsidiaries or any predecessor in interest or title nor do the Borrowers or their Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrowers or their Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs; (vi) the Borrowers and their Subsidiaries have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Borrowers and their Subsidiaries are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, (vii) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrowers and their Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs.

                  7.15. Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate (other inaccuracies of de minimus effect), and does not omit to state any information material thereto.

                  7.16. Insurance. The Borrowers and their Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
(iv) such other insurance as may be required by law or by the Loan Documents.
Schedule 7.16 hereto sets forth a list of all insurance maintained by the Borrowers and their Subsidiaries on the Closing Date.

                  7.17. Use of Proceeds. The proceeds of the Loans shall be used for working capital purposes and for other general corporate purposes. The Letters of Credit will be used to support insurance policies and customs bonds and for other general corporate purposes.

                  7.18. Financial Accounting Practices, Etc.

                           (a) The Borrowers and their Subsidiaries make and
keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets.

                           (b) The Borrowers and their Subsidiaries maintain a
system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Inventory and Memorabilia and the respective valuation thereof) is accurate.

                  7.19. No Material Adverse Effect. Since December 31, 1999, there shall have been no Material Adverse Effect (other than with respect to the Inactive Guarantors), excluding events related to the bankruptcy cases of the Borrowers.

                  7.20. Real Property; Leases.

                           (a) Schedule 7.20(a) hereto sets forth a complete and
accurate description and list as of the Closing Date of the location, by state and street address, of all real property owned and leased by the Borrowers and their respective Subsidiaries, together with, in the case of real property that is owned, a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale).

                           (b) As of the Closing Date, the Borrowers and their
Subsidiaries have valid leasehold interests in the Leases described in Schedule 7.20(b) hereto. None of the Leases is subject to any Lien except Liens granted to the Agent pursuant to the Security Documents and Permitted Liens. Schedule 7.20(b) hereto sets forth with respect to each Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. Except as set forth on Schedule 7.20(b) hereto, no consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrowers or any of their Subsidiaries to enter into and execute the Loan Documents. Neither the Borrowers nor any of their Subsidiaries or, to the knowledge of the Borrowers or any of their Subsidiaries, any other party to any Lease is in default of its obligations thereunder and neither the Borrowers nor any of their Subsidiaries nor any other party to any such Lease has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for such defaults the consequence of which, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                           (c) All permits required to have been issued to the
Borrowers or their Subsidiaries with respect to the real property owned or leased by the Borrowers or any of their Subsidiaries to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, and all such real property complies in all material respects with all applicable legal and insurance requirements, except where the failure to obtain such permits or instances of non-compliance with applicable legal and insurance requirements, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                           (d) No portion of any real property owned or leased
by the Borrowers or any of their Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored is not reasonably likely to result in a Material Adverse Effect. Except as disclosed to the Agent in writing, no portion of any of the real property owned or leased by the Borrowers or any of their Subsidiaries is located in a special flood hazard area as designated by any Governmental Authority.

                  7.21. Location of Bank Accounts. Schedule 7.21 hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, including the Cash Concentration Account and all Depository Accounts, maintained by the Borrowers and their respective Subsidiaries together with a description thereof (i.e., the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

                  7.22. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  7.23. Capitalized Leases. As of the Closing Date, Capitalized Lease Obligations of the Borrowers and their respective Subsidiaries (other than Inactive Guarantors) do not exceed $5,000,000 in the aggregate.

                  7.24. Inventory and Memorabilia. There is no location at which the Borrowers and the Guarantors have any Inventory or Memorabilia (except for Inventory and Memorabilia in transit) other than (i) those locations listed on
Schedule 1.01(B) hereto, and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory". Schedule 1.01(B) hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory and Memorabilia of the Borrowers is stored. None of the receipts received by the Borrowers from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                  7.25. Collateral. The Borrowers and the Guarantors have good and marketable title to the Collateral.

                  7.26. Tradenames. Schedule 7.26 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Borrowers and their Subsidiaries.

                  7.27. Intellectual Property. Each of the Borrowers and their Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses and the ownership and sale of Memorabilia and, to the knowledge of each such Borrower or each such U.S. Subsidiary, without infringement upon or conflict with the rights of any other Person with respect thereto, except where the failure to obtain the right to use licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses and the ownership and sale of Memorabilia, and infringements upon and conflicts with respect thereto which, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Borrowers and their Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any of their Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except where such infringements, conflicts and pending or threatened litigation, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrowers and their Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, would result in or could reasonably be expected to result in a Material Adverse Effect.

                  7.28. Regulation T, U or X. The Borrowers are not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  7.29. Nature of Business. The Borrowers are not engaged in any business other than (i) the operation of restaurants and retail stores selling Planet Hollywood-related and Official All-Star Cafe-related merchandise, and
(ii) the sale and licensing of intellectual property and merchandise related thereto, and the operation of websites in connection therewith and other reasonably related activities (subject to the restrictions contained in the Loan Documents related to the Memorabilia (including without limitation, the minimum sales price and application of Net Proceeds)).

                  7.30. Adverse Agreements, Etc. Neither the Borrowers nor any of their Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which would result in a Material Adverse Effect, or, to the best knowledge of the Borrowers, could reasonably be expected to result in a Material Adverse Effect.

                  7.31. Holding Company and Investment Company Acts. Neither the Borrowers nor any of their Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  7.32. Permits, Etc. The Borrowers and their Subsidiaries have all material permits, licenses, authorizations and approvals required for them lawfully to own and operate their business.

                  7.33. Priority; Title. The Liens granted under the Security Documents constitute, and shall at all times constitute, perfected, first priority Liens on the Collateral. The Collateral is subject to no other Liens other than Permitted Liens, and the Borrowers are the sole and absolute owner of all of the Collateral with full right to pledge, sell, consign, transfer and create Liens therein. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. The Borrowers will at their expense warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens. The Borrowers will not grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any other Person other than Permitted Liens. The Borrowers and their Subsidiaries have good and marketable title or a valid leasehold interest in all of their properties and assets, free and clear of all Liens except Permitted Liens.

                  7.34. Labor Relations; Collective Bargaining Agreements.

                           (a) Set forth on Schedule 7.34 hereto is a list
(including dates of termination) of all collective bargaining agreements between or applicable to the Borrowers or any of their U.S. Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrowers or any of such U.S. Subsidiaries.

                           (b) Neither the Borrowers nor any of their U.S.
Subsidiaries is engaged in any unfair labor practice that would result in or could reasonably be expected to result in a Material Adverse Effect. There is
(i) no significant unfair labor practice complaint pending against the Borrowers or any of their U.S. Subsidiaries or, to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Borrowers or any of their U.S. Subsidiaries or, to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrowers or any of their U.S. Subsidiaries or, to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, threatened against the Borrowers or any of their U.S. Subsidiaries, and (iii) to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, no union representation question existing with respect to the employees of the Borrowers or any of their U.S. Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) where such actual or threatened complaint, grievance, or arbitration proceeding, strike, labor dispute, slowdown or stoppage, or union representation question would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.35. Loan Documents. The Loan Documents create and grant to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority Lien on the Collateral, subject to no other Liens except for Permitted Liens.

                  7.36. Solvency. After giving effect to the transactions contemplated by this Agreement and the Related Documents and each Credit Extension, the Borrowers and the Guarantors are, on a consolidated basis, Solvent.

                  7.37. Ownership of Planet Hollywood Memorabilia, Inc. and the Memorabilia. As of the date hereof, (i) Planet Hollywood owns one hundred percent (100%) of Planet Hollywood Memorabilia, Inc., (ii) Planet Hollywood Memorabilia, Inc. owns one hundred percent (100%) of the Memorabilia, all of which was duly and properly transferred from Planet Hollywood to it pursuant to an order, dated December 13, 1999, of the United States District Court for the District of Delaware, and (iii) prior to the transfer described in clause (ii) hereof, Planet Hollywood was the sole owner of and had good and marketable title to one hundred percent (100%) of the owned Memorabilia.

                  7.38. Corporate Structure. The corporate chart evidencing the corporate structure of the Borrowers and the Guarantors annexed as Schedule 7.38 hereto accurately reflects as of the Closing Date the corporate structure of the Borrowers and the Guarantors in all material respects.

                  7.39. Delivery of Authenticity Documents. The Authenticity Documents shall be promptly delivered to the Memorabilia Agent within ten (10) days of the Closing Date (x) in a form to facilitate retrieval of such Documents (notated by item number corresponding to the Memorabilia Report), and (y) accompanied by a master list of the Authenticity Documents being delivered.

                  7.40. Material Contracts. Schedule 7.40 hereto sets forth a complete listing of all Material Contracts.

                  7.41. [Intentionally omitted].

                  7.42. TSP Agreement.

                           (a) TSP Agreement. The Borrower has delivered to the
Agent a true and complete copy of the TSP Agreement. Except for the TSP Agreement, there are no documents, instruments or agreements affecting or with respect to the Membership Interest to which the Borrower or any of its Subsidiaries is a party or bound or under which the Borrower or any of its subsidiaries has any interest or estate, or which are binding on the Membership Interest. The TSP Agreement is the valid and binding obligation of each of the Borrower or any of its Subsidiaries that is a party thereto, enforceable against and by each such Borrower or any of its Subsidiaries in accordance with its terms except (i) as limited by application bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

                           (b) Title. Hospitality has good and marketable right,
title and interest in, to and under the Membership Interest, free and clear of any Liens, except for the Permitted

Liens and the right of first refusal of the other members of TSP under and in accordance with the terms of the TSP Agreement.

                           (c) No Default. No default or event of default has
occurred under or with respect to the TSP Agreement, pursuant to the terms thereof. Hospitality has fully performed all of its obligations under the TSP Agreement which are required to be performed on or prior to the date hereof, and its right, title and interest of any Borrower or any of its Subsidiaries in the Membership Interest is not subject to any defense, offset, counterclaim or claim (other than Permitted Liens), nor have any of the foregoing been asserted or alleged against any Borrower or any of its Subsidiaries with respect to the Membership Interest, nor has any Borrower or any of its Subsidiaries asserted any of the same against any other party to the TSP Agreement.

                           (d) Consents. all consents, licenses, approvals and
authorizations of, or designations or declarations with, any Governmental Authority or any other Person required to be obtained, effected, given or received in connection with the execution, delivery and performance of the TSP Agreement by any Borrower or any of its Subsidiaries have been duly obtained, effected, given and received, are in full force and effect and do not subject the provisions of the Membership Interest to any limitation, either specific or general in nature.

                           (e) Members and Membership Interests. Schedule 7.42
hereto sets forth or attaches a true and complete list setting forth (i) each member of TSP, (ii) the percentage membership interest in TSP currently owned by each such Person, (iii) the current balance of such person's capital account in TSP, (iv) a copy of each Schedule K-1 received by the Borrower or any of its Subsidiaries with respect to the Membership Interest and each tax return filed by TSP, and (v) a description, including the principal amount, interest, term and lender, of all debt of TSP.

                  7.43. Additional Representations and Warranties. With respect to advances subsequent to the initial advances, such other representations and warranties as shall be satisfactory to the Agent in its reasonable discretion and which are customary to transactions of this nature.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, the Borrowers will, unless the Majority Lenders shall otherwise consent in writing (there being no requirement under this Article VIII (except
Section 8.09) that encompasses or otherwise applies to the Inactive Guarantors):

                  8.01. Reporting Requirements. Furnish to the Lenders:

                           (a) As soon as practicable and in any event within
ninety (90) days after the close of each fiscal year of Planet Hollywood, a consolidated (and consolidating) statement of operations and cash flows of Planet Hollywood and its Consolidated Subsidiaries for such fiscal year and a consolidated (and consolidating) balance sheet of Planet Hollywood and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which statements and balance sheet shall be certified by PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Borrowers and reasonably satisfactory to the Agent. The certificate or report of such accountants (the "Accountant's Opinion") shall be without an exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances, and
(ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Agent and each Lender and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 8.01(a) shall be accompanied by a certificate dated the date of the delivery of such statements and balance sheet by the Designated Financial Officer stating in substance that he has reviewed this Agreement and that in making the examination necessary for this certification, he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof if determinable.

                           (b) As soon as practicable and in any event within
forty-five (45) days after the close of each fiscal quarter of Planet Hollywood, unaudited consolidated (and consolidating) statements of operations and cash flows of Planet Hollywood and its Consolidated Subsidiaries and an unaudited consolidated (and consolidating) balance sheet of Planet Hollywood and its Consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by the Designated Financial Officer as presenting fairly, in all material respects, the financial position of Planet Hollywood and its Consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 8.01(b) shall be accompanied by a certificate of the Designated Financial Officer dated the date of the delivery of such statements and balance sheet stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

                           (c) As soon as practicable and in any event within
thirty (30) days after the end of each fiscal month of Planet Hollywood that is not the end of a fiscal quarter, unaudited consolidated (and consolidating) statements of operations and cash flows for Planet Hollywood and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited consolidated (and consolidating) balance sheet of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding fiscal month during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and accompanied by a certificate of the Designated Financial Officer stating that (i) such statements present fairly, in all material respects, the financial position of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to the Lenders, subject to year-end adjustments, and (ii) he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

                           (d) As soon as practicable and in any event on the
third (3rd) Business Day of each week (including the week in which this Agreement is executed) or at any other time, at the discretion of the Agent, a Borrowing Base Certificate for the Borrowers as of Planet Hollywood's close of business on the Saturday of the preceding week, each in form and substance reasonably satisfactory to the Agent and certified by the Designated Financial Officer; provided, however, that if there are no Loans hereunder the aforesaid weekly requirement shall be changed to a twice monthly requirement.

                           (e) As soon as possible, and in any event within five
(5) days, after the occurrence of a Potential Default or an Event of Default or a Material Adverse Effect with respect to any Borrower, the written statement of the Designated Financial Officer of such Borrower, setting forth the details of such Potential Default or Event of Default, Material Adverse Effect and the action which such Borrower proposes to take with respect thereto.

                           (f) (i) By 12:00 noon New York City time three (3)
Business Days after Sunday of each week, or more often if requested by the Agent, a report of all Memorabilia that was, during such week, (i) bought, sold or otherwise disposed of by the Borrowers and the Guarantors, or (ii) transferred or moved by the Borrowers and the Guarantors, including, without limitation, the old and the new location for each such item of Memorabilia so transferred or moved, in each case, unless the aggregate of all such Memorabilia bought, sold, transferred or moved has a Book Value at any time of less than $50,000 (the "Memorabilia Change Report"); provided, however, that (x) any such purchases, sales, transfers or movements must be made in accordance with the terms of this Agreement, (y) such Memorabilia Change Report may be made part of the Borrowing Base Certificate and (z) in calculating the Book Value of Memorabilia aggregating $50,000 as aforesaid, transfers and other movements of Memorabilia among Borrowers and Guarantors to locations where the Agent has filed a UCC financing statement are not required to be counted in the calculation of such $50,000 threshold.

                               (ii) On the last day of each fiscal quarter (or
such more frequent period as is required by the Agent), the Memorabilia Report.

                           (g) Promptly after receipt by any Borrower, copies of
all accountants' management letters, business plans and other reports which have direct or indirect bearing on the Collateral.

                           (h) Promptly upon becoming available, a copy of (i)
all reports, financial statements or other information delivered by any Borrower to its shareholders, (ii) all reports, proxy statements, financial statements and other information generally distributed by any Borrower to its creditors or the financial community in general, and (iii) any audit or other reports submitted to any Borrower by independent accountants in connection with any annual, interim or special audit of such Borrower.

                           (i) On the last day of each fiscal month, a
certification of the Designated Financial Officer indicating that all rent and other charges due and payable by the Borrowers with respect to the Leases are current, and that no default has occurred or is continuing (after giving effect to grace periods) pursuant to any of the Leases as of the date of such certification; provided, however, that, in the event any of the foregoing payments are due and payable (whether or not disputed) or a potential default exists under one or more of the Leases, then such certification shall identify all such outstanding payments and defaults.

                           (j) (i) As soon as possible and in any event within
ten (10) days after any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event with respect to any Plan has occurred, or that any Borrower or any ERISA Affiliate has failed to make a required installment to a Plan within the meaning of Section 412(m) of the Code, a statement of the Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or ERISA Affiliate proposes to take with respect thereto, (ii) promptly and in any event within two (2) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by such Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan and Multiemployer Plan, (iv) promptly and in any event within five (5) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by such Borrower or any ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, (v) promptly and in any event within ten (10) days after any Borrower or any ERISA Affiliate takes action to establish an employee Plan as defined in Section 3(3) of ERISA, a statement of the Financial Officer of such Borrower describing such employee Plan and a copy of such employee Plan, and (vi) promptly and in any event within five (5) days after any Borrower files any notice with the PBGC under Section 4043(b) of ERISA, a copy of such notice.

                           (k) Promptly after, and in any event within five (5)
days after, an officer of any Borrower learns of any of the following, notice thereof:

                               (i) the receipt by such Borrower or any of its
Subsidiaries of notification that any real or personal property of such Borrower or its Subsidiaries is subject to any Environmental Lien;

                               (ii) notice of violation of any Environmental Law
which could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more; or

                               (iii) notice of the commencement of any judicial
or administrative proceeding or investigation alleging a violation by such Borrower or any of its Subsidiaries of any Environmental Law, which if adversely determined, could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more.

                           (l) Promptly after submission to any Governmental
Authority all documents and information furnished to such Governmental Authority in connection with any investigation of any of the Borrowers or any of their respective Subsidiaries which, if adversely determined, could result in a Material Adverse Effect; provided, however, that the Borrowers and their respective Subsidiaries shall not be required to disclose any documents and information that counsel has advised the Borrowers should not be disclosed under any applicable law.

                           (m) Promptly upon request, such other information
concerning the condition or operations, financial or otherwise, of the Borrowers or any of their respective Subsidiaries as the Agent or any Lender from time to time may reasonably request.

                           (n) Promptly after the commencement thereof but in
any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrowers or any of their Subsidiaries, notice of each action, suit or proceeding involving the Borrowers or any of their Subsidiaries before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could result in a Material Adverse Effect.

                  8.02. Compliance with Laws, Etc. Comply and cause each of their respective Subsidiaries to comply, with all applicable Laws (including but not limited to Environmental Laws and compliance in respect of products that they sell or service they perform, conduct of their businesses, or use, maintenance or operation of real and personal properties owned or possessed by them), except, in the case of instances of non-compliance (other than non-compliance in the payment of Taxes which, if unpaid, could result in a Lien on any Collateral or any other non-compliance that may result in a Lien on any Collateral), where such instances of non-compliance, individually or in the aggregate, will not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  8.03. Preservation of Existence, Etc. Subject to Section 9.04(b) hereof, maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where instances of failure to qualify or remain in good standing or failure to maintain rights and privileges, individually or in the aggregate, will not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  8.04. Keeping of Records and Books of Account. Keep, and cause each of their respective Subsidiaries (other than Inactive Guarantors) to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                  8.05. Inspection Rights.

                           (a) Permit, and cause each of their respective
Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate (i) to examine and inspect the books and records of any of the Borrowers and their Subsidiaries and take copies and extracts therefrom, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets and liabilities of the Borrowers and their Subsidiaries from time to time, and
(iii) to conduct Inventory and Memorabilia (including, without limitation, the Eligible Memorabilia) appraisals and/or valuations at the distribution centers and retail stores of the Borrowers and their Subsidiaries; provided, however, that, in the absence of a continuing Event of Default, (A) the Agent and its representatives shall be limited to four (4) visits per calendar year to Planet Hollywood's corporate headquarters (or such other locations if deemed necessary by the Agent) for purposes of conducting any such actions described in clauses
(i) through (iv) above, with all expenses related to such visits to be borne by Planet Hollywood in accordance with Section 8.05(c) hereof, and (B) all such actions described in clauses (i) through (iv) above shall be conducted at reasonable times and during normal business hours. In addition, the Borrowers and their Subsidiaries will cause to be conducted a physical inventory count on or about March 31, 2000 and shall promptly after such count becomes available provide to the Agent a copy of the written results of such physical Inventory count. The Lender will endeavor to minimize the disruption of such Borrower's business in connection with the exercise of its rights under this paragraph.

                           (b) Permit, and cause the Subsidiaries to permit, the
Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate to examine and re-evaluate the value of the Collateral, including, without limitation, the Memorabilia.

                           (c) All reasonable out-of-pocket expenses of the
Agent or the Lenders, as the case may be, in connection with the inspection rights set forth in subsections 8.05(a) and 8.05(b) shall be payable by the Borrowers directly or at the option of the Agent through direct charges to the Borrowers' Account; such expenses shall include, without limitation, the (i) reasonable fees and expenses including with respect to retaining a third party consultants, (ii) reasonable out-of-pocket travel expenses (including those incurred in connection with periodic field audits by employees of the Agent or the Lenders, as the case may be),
(iii) reasonable out-of-pocket fees and expenses incurred by the Agent or the Lenders, as the case may be, in connection with the monitoring of the Collateral, and (iv) out-of-pocket messenger and delivery expenses, and out-of pocket duplicating expenses. So long as no Event of Default has occurred and is continuing, the Agent and the Lenders agree to advise the Borrowers of their respective intention to retain third parties (other than legal counsel) at any time after the Closing Date and to consult with the Borrowers regarding same. The Borrowers shall also pay on demand directly or at the option of the Agent through direct charges to the outstanding balance of the Loans all reasonable out-of-pocket costs and expenses incurred by the Agent or the Lenders, as the case may be, in connection with any litigation, contest, dispute, suit or proceeding relating to the Loan Documents or the transactions contemplated hereby. The Agent or the Lenders, as the case may be, shall deliver to Planet Hollywood a reasonably detailed statement of expenses in advance of the Agent charging the Borrowers' Account.

                  8.06. Maintenance of Properties, Etc. Maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their respective Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except where any failure to maintain and preserve their properties or failure to comply with the provisions of their Leases, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  8.07. Maintenance of Insurance.

                           (a) Maintain, and cause each of their respective
Subsidiaries to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent as of the Closing Date and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws, rules and regulations; provided, however, that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $250,000 per occurrence. Each insurance policy referred to in this Section 8.07 shall specify the Agent (for the benefit of the Lenders) as loss payee thereof and contain a standard endorsement satisfactory to the Agent effecting such specification. All policies covering the Collateral are to be made payable to the Agent, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the additional insured endorsement in the

Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of modification or cancellation. So long as no Event of Default has occurred or is continuing, amounts received by the Agent as payee shall, if in excess of $1,000,000, be credited to the borrowings and shall be available for reborrowing, subject to the terms and conditions hereof. Insurance proceeds of $1,000,000 or less may be reinvested in the replacement of items which were the subject of the insurance recovery. At the Borrowers' request, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

                           (b) After the Closing Date, Planet Hollywood shall
have the right to change insurance carriers to one or more other insurance carriers having the same "Best" rating or to modify existing insurance policies upon notice to the Agent without the Agent's consent; provided, however, that on the effective date of such changes and modifications, (i) the Borrowers remain insured in such amounts and covering such risks as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto, (ii) such insurance is adequate in amount and scope as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (iii) the amount, adequacy and scope of such insurance is substantially similar to that in existence as of the Closing Date, and (iv) a loss payee endorsement is delivered to Agent simultaneously with the effective date thereto (there being no grace period for any Event of Default based on the requirements of this Section 8.07(b)).

                           (c) Upon the occurrence and during the continuance of
an Event of Default, the Agent on behalf of the Lenders shall have the sole right, in the name of the Agent and the Borrowers, to file claims under any insurance policies insuring any of the Collateral, provided that the Agent gives prompt notice thereof to the Borrowers, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  8.08. Environmental. Comply, and cause each of their respective Subsidiaries to comply, with the requirements of all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request; and not cause or permit the Collateral or any property or facility owned, operated or occupied by the Borrowers or their Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials, except in compliance with applicable Laws and except where instances of non-compliance with the requirements of all Environmental Laws or the use of the Collateral or any property or facility owned, operated or occupied by the Borrowers or their Subsidiaries for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. On behalf of the Borrowers and their Subsidiaries, the Borrowers hereby agree to defend, indemnify, and hold harmless the Agent, the Lenders and the Letter of Credit Issuer, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs arising out of (i) any Release, or threatened Release on any property presently or formerly owned or occupied by any of the Borrowers or their Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Borrowers or their respective Subsidiaries, (ii) any violation of Environmental Laws, (iii) any Environmental Actions, (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Borrowers or their respective Subsidiaries (or any predecessor in interest or title), and/or (v) the breach of any representation or warranty made by the Borrowers in Section
7.14 hereof or the breach of any covenant made by any of the Borrowers or their Subsidiaries in this Section 8.08. This Environmental Indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

                  8.09. Further Assurances. Do, execute, acknowledge, deliver, record, file, register and perform and cause each of their respective U.S. Subsidiaries (or any other entity as to which the Lenders at any time have a Lien on the assets or ownership interest thereof) to do, execute, acknowledge, deliver, record, file, register and perform at the sole cost and expense of the Borrowers all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may reasonably require from time to time in order
(a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to valid and perfected first priority Liens all the Collateral, (c) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Lien intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which the Borrowers or the Subsidiaries may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer.

                  8.10. Financial Accounting Practices, Etc.

                           (a) Make and keep books, records and accounts which,
in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Borrowers and their Subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary
(A) to permit preparation of financial statements in conformity with GAAP, and
(B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (b) Maintain a system of internal procedures and
controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Inventory and Eligible Memorabilia as provided herein and the valuation thereof) is accurate in all material respects.

                  8.11. Cash Management System.

                           (a) The Borrowers agree and covenant to (i) cause all
cash and all proceeds from Receivables, other accounts receivable, and the sale of Inventory and Memorabilia or any other Collateral to be deposited into the Depository Accounts in the ordinary course of business of each of the Borrowers consistent with past practice but in any event not less than twice each week,
(ii) cause all remittances on credit card sales to be transferred from the Depository Account into the Blocked Account on a daily basis (or to be sent directly into the Blocked Account), (iii) cause all funds in the Depository Accounts to be transferred into the Blocked Account in the ordinary course of business of each of the Borrowers consistent with past practice but in any event not less than twice each week except for the amounts needed to make the payments to state taxing authorities in the amounts, to the states and with the periodicy set forth in Schedule 8.11 for a period of up to sixty (60) days, such funds transfer to be automatic and under the control of CIT pursuant to notice letters to Depository Accounts Banks (or Depository Account Agreements reflecting same) and Credit Card Obligors (iv) deposit the Net Cash Proceeds of Asset Sales in the Blocked Account, (except to the extent such Net Cash Proceeds are not required to be paid to the Agent hereunder and are required to be paid to the Note Agent under the Note Purchase Agreement), (v) instruct the Agent to cause all funds transferred to the Blocked Account to be applied to reduce the Obligations outstanding from time to time, with excess amounts to be credited to the Cash Concentration Account, (vi) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory and Memorabilia, all remittances or other proceeds of Collateral to the Blocked Account to be applied to the Obligations and (vii) on or before the Closing Date, (A) execute and deliver to the Agent an original notice letter for each Depository Bank listed on Schedule 7.21 to this Agreement, substantially in the form of Exhibit K hereto, and use its best efforts to obtain the Depository Account Agreements, (B) deliver to the Agent a credit card depository account agreement, satisfactory to the Agent, duly executed by Planet Hollywood and each credit card servicer of Planet Hollywood, and (C) take such other actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the Blocked Account. The requirements of this Section 8.11(a) must be completed by the earlier of (a) any loans or advances to be made hereunder or (b) twenty-five (25) days of the Closing Date.

                           (b) The Borrowers shall promptly, and in any event
not later than five (5) days, after the opening of any new Depository Account, notify the Agent in writing of the creation of such new Depository Account and shall at the time of such notice execute and deliver to the Agent a notice letter, substantially in the form of Exhibit K hereto. Upon and during the continuance of an Event of Default, the Borrowers shall, upon the request of the Agent, use their best efforts to cause each Depository Bank maintaining a Depository Account (which has not previously delivered the Depository Account Agreement as aforesaid) to promptly, and in any event within twenty (20) days after the date of such request, enter into a Depository Account Agreement. If, after any such request by the Agent, any Borrower is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory or Memorabilia within such thirty (30) day period, such Borrower shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.

                           (c) Each Borrower shall promptly, and in any event
not later than five (5) days after the establishment of any new credit card relationship, notify the Agent in writing of the creation of such new relationship, shall at the time of such notice execute and deliver to the Agent a Payment Direction Letter, substantially in the form of Exhibit J-1 hereto, and shall use its best efforts (but not requiring any payment to be made by such Borrower) to deliver to the Agent a credit card bank depository account agreement, substantially in the form of Exhibit J hereto, duly executed by such Borrower and such new credit card servicer.

                  8.12. Store Openings and Closings. At no time during the term of this Agreement shall the Borrowers (i) close on a fiscal-year basis more than eight (8) retail/restaurant locations in addition to those locations set forth on Schedule 8.12, or (ii) open on a fiscal-year basis more than three (3) new Borrower or Guarantor-owned locations.

                  8.13. Memorabilia and Inventory. The Borrowers shall maintain, hold for safe-keeping and preserve the Memorabilia and Inventory, including, without limitation, the Eligible Memorabilia and the Eligible Inventory, at all locations including those originally located at closed stores in a manner consistent with maintaining its maximum value. Subject to Section 8.14, the Memorabilia and Inventory shall not be moved to any location outside the United States of America or to any other location other than those locations listed on
Schedule 8.13 without the prior written consent of the Agent; provided, however, that no such consent shall be required for Memorabilia moved outside the United States to franchisees pursuant to contractual obligations with such franchisees so long as advance written notification of same is provided to the Agent adequately describing the Memorabilia so transferred and the Book Value attributable to same so that the Agent may deduct such amount from the Borrowing Base.

                  8.14. Change in Collateral; Collateral Records. Give the Agent
(a) not less than twenty (20) days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its Liens thereon, and (b) prompt notice of any other change in the location of any Collateral. Notwithstanding the foregoing, no Memorabilia can be moved outside the United States or to franchisee locations (unless the aggregate amount of Memorabilia moved from the date hereof to the date of determination is $300,000 or less (based on Book Value), with exchanges of Memorabilia being permitted within such limit) without (x) prior written consent of the Agent (such consent not to be unreasonably withheld), and (y) a dollar-for-dollar reduction of the Borrowing Base, based on Book Value (multiplied by eighty percent (80%) (or the then advance rate of the Eligible Memorabilia)), provided, however, that if, after such Memorabilia is so moved, the Book Value of the remaining Eligible Memorabilia (multiplied by eighty percent (80%) (or the then advance rate of the Eligible Memorabilia)) exceeds the Memorabilia Sublimit (as determined in the sole discretion of the Agent), the Borrowing Base shall not be so reduced. The Borrowers shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or mix of the Collateral or the security interests granted therein. The Borrowers agree to execute and deliver to the Agent for the benefit of the Agent from time to time, the Memorabilia Report and such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Memorabilia Report shall be updated weekly to reflect any sale or other movement of Memorabilia. The Borrowers' failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.

                  8.15. Leases. The Borrowers shall, and shall cause each of their respective Subsidiaries, to (i) comply in all material aspects with all of their respective obligations under Leases, and (ii) not modify, amend, extend or otherwise change any of the terms, covenants or conditions of any such Leases if such modification, amendment, extension or other change could reasonably be expected to result in a Material Adverse Effect.

                  8.16. Landlord and Warehouse Waivers. Except to the extent required to be delivered under Section 6.01 hereof prior to the Closing Date, the Borrowers shall use their respective best efforts to obtain a landlord waiver, in form and substance satisfactory to the Agent, to each of the Borrower's and Guarantor's landlords identified on Schedule 8.16 hereto.

                  8.17. Authenticity Documents. In addition to the requirement that Authenticity Documents be delivered to the Memorabilia Agent on the Closing Date, the Borrowers shall, and shall cause each of their respective U.S. Subsidiaries to, deliver subsequently acquired Authenticity Documents to the Agent within ten (10) days of receipt thereof with respect to each item of Memorabilia whether now owned or hereafter acquired. Planet Hollywood shall be solely responsible for identifying such Authenticity Documents in a manner that will facilitate retrieval by the Memorabilia Agent of Authenticity Documents.

                  8.18 TSP Agreement.

                           (a) Compliance with Documents. Hospitality will
perform, observe and comply in all material respects with all of its obligations under the TSP Agreement, and will use its best efforts to cause each other party to the TSP Agreement to perform, observe and comply in all material respects with all of such other party's obligations under the TSP Agreement, and also with all mortgages and all other agreements with respect to the ownership, use and operation of the Membership Interest.

                           (b) No Modifications, Waivers or Extensions. No
Borrower or any of its Subsidiaries shall (i) amend, modify, terminate or waive any provision of the TSP Agreement or vote to permit the amendment, modification, termination or waiver of the TSP Agreement or any provision of any such document, (ii) fail to exercise promptly and diligently each and every material right which it may have under the TSP Agreement (other than any right of termination or "put" right or other right the exercise of which would be adverse to the interests of the Borrower or any of its Subsidiaries or the Agent hereunder, which rights it shall not exercise without the Agent's prior written consent) or (iii) fail to deliver the Agent a copy of each demand, notice or document received or given by its relating in any way to the TSP Agreement or the Membership Interest. In no event shall Hospitality withdraw from or cause or consent to the dissolution of TSP.

                                   ARTICLE IX

                               NEGATIVE COVENANTS
                               ------------------

                  So long as any principal of or interest on the Loans or the Reimbursement Obligations or any Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrowers will not, without the prior written consent of the Majority Lenders:

                  9.01. Liens, Etc. Create or suffer to exist, or permit any of their respective Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of their respective Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following (the "Permitted Liens"):

                           (a) Liens created pursuant to the Loan Documents;

                           (b) Liens existing on the Closing Date and extensions
and renewals thereof provided that such extensions and renewals do not change the principal, interest, or other financial terms or obligations thereof, as set forth in Part A of Schedule 9.01 hereof;

                           (c) Liens in connection with any taxes, assessments,
governmental charges, levies, or claims that are not yet due and payable or which any Borrower is contesting in good faith and by appropriate proceedings diligently conducted so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same would not result in and could not reasonably be expected to result in a Material Adverse Effect;

                           (d) Liens created by operation of Law other than
Environmental Liens, such as materialmen's liens, mechanics' liens (not to exceed $50,000 in the aggregate) and other similar Liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and which have been bonded or with respect to which a stay of enforcement is in effect;

                           (e) deposits (including utility security deposits),
pledges or Liens (other than Liens arising under ERISA), securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                           (f) Liens in favor of the Note Holders and the PIK
Trustee, subject to the Intercreditor Agreement;

                           (g) purchase money Liens solely on the asset being
acquired by the Borrowers, provided that each such Lien does not exceed $3,000,000;

                           (h) [Intentionally Omitted];

                           (i) judgment Liens that do not constitute an Event of
Default;

                           (j) existing Liens on assets acquired after the
Closing Date;

                           (k) involuntary Liens in the case of the Inactive
Guarantors;

                           (l) precautionary UCC filings in connection with
property not constituting Collateral hereunder (e.g., leases of telecopier machines); and

                           (m) an encumbrance of a landlord with respect to the
interest of the Borrowers or Guarantors as a lessee or sublessee under a Lease but not including any liens or encumbrances arising out of any default thereunder.

                  9.02. Indebtedness. Create, incur or suffer to exist, or permit any of their respective U.S. Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                           (a) Indebtedness created hereunder or under the Notes
or any Letter of Credit;

                           (b) Indebtedness existing on the date hereof, as set
forth in Schedule 9.02 hereto, or related to the Inactive Guarantors (to the extent in existence on the date hereof) (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);

                           (c) Indebtedness in connection with Capitalized
Leases permitted by Section 9.07 of this Agreement (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);

                           (d) Indebtedness secured by Liens or security
interests permitted by Section 9.01(f) (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);

                           (e) Indebtedness created under the PIK Indenture in
the original principal amount not to exceed $95,000,000 (including subsequent refinancings so long as all such refinancings do not increase the original principal amount thereof, and the indebtedness and liens created under the PIK Indenture thereunder are subject to the Intercreditor Agreement);

                           (f) Indebtedness under the Note Purchase Agreement in
the original principal amount not to exceed $10,000,000 (plus all interest and fees payable under the Note Purchase Agreement) (including subsequent refinancings to the extent such refinancings are in an amount not more than the greater of the then principal amount $10,000,000, and the lenders thereunder are subject to the Intercreditor Agreement and the term thereof is no shorter than the maturity date of the obligations under the Note Purchase Agreement as (and to the extent) extended as provided in Section 9.20); and

                           (g) Indebtedness incurred pursuant to, and in
accordance with the requisites of, subsections 9.06(e) and (f) hereof.

                  9.03. Guarantees, Etc. Become liable, or permit any of their respective Subsidiaries to become liable, under any guarantee in connection with any Indebtedness of any other Person, other than:

                           (a) guaranties by endorsement of negotiable
instruments for deposit or collection in the ordinary course of business;

                           (b) guaranties existing on the date hereof, as set
forth in Schedule 9.03 hereto, but not any renewal or other modification thereof;

                           (c) guaranties of Indebtedness permitted by Section
9.02; and

                           (d) guaranties of Indebtedness of non-wholly owned
Subsidiaries or joint ventures so long as such guaranties are unsecured and expressly subordinated to the prior payment in full of the Obligations in form and substance reasonably satisfactory to the Lenders (such subordination to be satisfactory if such subordination has the same level of subordination as applicable to the PIK Holders under the Intercreditor Agreement).

                  9.04. Merger, Consolidation, Sale of Assets, Etc.

                           (a) Merge or consolidate with any Person, or permit
any of their respective Subsidiaries to merge or consolidate with any Person; provided, however, that any Borrower may merge with any other Borrower, and Guarantors may merge with any Borrower or any Subsidiary so long as there is no material impact on any Borrower or on the Collateral (as reasonably determined by the Agent upon advance notice thereof); or

                           (b) Sell, assign, lease or otherwise transfer or
dispose of, or permit any of their respective Subsidiaries (other than Inactive Guarantors) to sell, assign, lease, or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of their respective properties, rights or other assets, whether now owned or hereafter acquired to any Person; provided, however, that (i) the Borrowers and their respective Subsidiaries may sell Inventory in the ordinary course of business,
(ii) the Borrowers and their respective Subsidiaries may dispose of obsolete or worn-out property (other than Inventory or Memorabilia) in the ordinary course of business for fair market value, if the proceeds are used to promptly replace such assets, (iii) so long as no Event of Default has occurred and is continuing, the Borrowers may sell Memorabilia, upon delivery to the Agent of a request by the Borrowers to release the Authenticity Documents relating to such Memorabilia and certification by a Designated Financial Officer that such Memorabilia is to be sold at a price such that the Net Proceeds are equal to not less than eighty percent (80%) of the current Book Value of such Memorabilia and so long as the Net Proceeds of such sale are applied to the Loans (and the Borrowing Base is reduced on a dollar-for-dollar basis, based on Book Value (multiplied by eighty percent (80%) or the advance rate of the Eligible Memorabilia then in effect), provided, however, that if (A) after such Memorabilia is sold the Book Value (multiplied by eighty percent (80%) (or the advance rate of the Eligible Memorabilia then in effect) is in excess of the Memorabilia Sublimit (and there is no overadvance at such time), then the Borrowing Base shall not be reduced as aforesaid, or, if there are no Loans, to be used before any borrowings are made hereunder or (B) such Net Proceeds were paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed $500,000 (when added together with any other non-cash proceeds under this Section 9.04(b)) at any time outstanding;
(iv) so long as no Potential Default or Event of Default has occurred and is continuing, sales or other dispositions of loans, advances and investments permitted by Section 9.06 (other than 9.06(d)) hereof in each case for cash at fair market value so long as the Net Proceeds of such sale are applied to the Loans (and the Borrowing Base is reduced on a dollar for dollar basis to the extent any such sales include assets included in the Borrowing Base) and the Commitment is reduced in accordance with Section 2.04(a) hereof (to the extent Net Proceeds are paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed (when added together with any other non-cash proceeds under this Section 9.04(b)) $500,000; (v) so long as no Potential Default or Event of Default has occurred and is continuing, Asset Sales among the Borrowers so long as such sales or other transfers are made in exchange for adequate and fair consideration under applicable law; and (vi) Asset Sales among the Guarantors or from any Guarantor to any Borrower so long as such sales or other transfers are made in exchange for adequate and fair consideration under applicable law (no such sales or other transfers shall be permitted from any Borrower to any Guarantor) and all Liens created under the Loan Documents are perfected and continue to be perfected (to the extent Net Proceeds are paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed (when added together with any other non-cash proceeds under this Section 9.04(b)) $500,000; and provided, further, that so long as no Potential Default or Event of Default has occurred and is continuing, Asset Sales of Assets not otherwise described in this Section 9.04(b) may be sold or otherwise disposed of so long as the proceeds of such sales are applied as a Commitment reduction in accordance with Section 2.04(a) hereof and a mandatory prepayment under Section 2.04(b)(ii) (the foregoing in no way limiting the grant by the Borrowers and the Guarantors of a first priority perfected security interest on all Collateral which attaches to proceeds thereof) (to the extent Net Proceeds are paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed (when added together with any other non-cash proceeds under this Section 9.04(b)) $500,000.

                  9.05. Change in Nature of Business. Make, or permit any of their respective Subsidiaries (other than Inactive Guarantors) to make, any change in the nature of their business as carried on at the date hereof.

                  9.06. Loans, Advances and Investments, Etc. Make, or permit any of their respective Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of their respective Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:

                           (a) Permitted Investments;

                           (b) receivables for goods sold owing to any of the
Borrowers or any of their respective Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of such Borrower or its respective Subsidiaries, as the case may be (but not covered by subsections (e) or (f) of this Section 9.06);

                           (c) loans and advances to employees in the ordinary
course of business in an aggregate principal amount not to exceed $150,000 (inclusive of relocation expenses) at any time outstanding;

                           (d) investments existing on the date hereof, as set
forth in Schedule 9.06 hereto;

                           (e) loans and advances made (x) from any Borrower to
any other Borrower in an unlimited amount or (y) from any Borrower to any Active Guarantors or any Foreign Entities in an aggregate amount not to exceed $4,000,000 (minus all amounts set forth in subsection 9.06(f) below) so long as
(i) the Agent has been granted a first priority lien in the ownership interest held by any such Borrower or Active Guarantor (limited in the case of the stock of a Foreign Entity to sixty six and two thirds percent (66.67%) of the voting shares and other voting interests) in the jurisdiction governing perfection and such lien is perfected (and evidence of same has been delivered to the Agent in form and substance reasonably satisfactory to it), (if the interest pledged is of an entity formed outside of the United States the Agent shall determine whether such perfection has occurred based on advice of counsel), and (ii) all such loans and advances are evidenced by a note or other ownership interest, pledged (and delivered) to the Agent hereunder and subordinated to the prior payment in full of the Loans; or

                           (f) Loans and advances made by the Borrower or any
Active Guarantor to (or investments made with respect to) any joint venture created after the date hereof in which a Borrower or Active Guarantor has an interest in an aggregate amount not to exceed $4,000,000 (minus all amounts set forth in subsection 9.06(e) above); provided, however, that no such amount shall be permitted to be loaned or advanced or invested by Borrowers or Active Guarantors in such joint ventures unless prior to such loan or advance, such loans and advances are evidenced by a note or other ownership interest, pledged and delivered to the Agent hereunder and subordinated to the prior payment in full of the Loans.

                  9.07. Lease Obligations. Create, incur or suffer to exist, or permit any of their respective Subsidiaries to create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property in connection with any sale and leaseback transaction without the prior written consent of the Agent.

                  9.08. Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire, or purchase or otherwise acquire, for value any of their respective capital stock now or hereafter outstanding, return any capital to their respective stockholders as such, or make any other payment or distribution of assets to their respective stockholders as such, or permit any of their respective Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrowers or make any payment or prepayment of principal or, premium, if any, or interest on, or redeem, defease or otherwise retire, any other Indebtedness of the Borrowers other than (i) dividends or other distributions by any Guarantor to any Borrower or by any Borrower to any other Borrower, (ii) so long as no Potential Default or Event of Default has occurred or is continuing, the Borrowers may make the Permitted BH Note Payments and the Permitted PIK Note Payments, (iii) dividends or distributions payable in capital stock or other equity interests, warrants to purchase capital stock or other equity interests, or split-ups or reclassifications of its capital stock or other equity interests into additional shares of its capital stock or other equity interests, (iv) prepayments of Indebtedness not in excess of $500,000 in the aggregate, (v) payments to the Note Holders but only at the times and in the amounts permitted to be paid under the Intercreditor Agreement, and (vi) payments with respect to Indebtedness permitted under Section 9.02 hereof.

                  9.09. Transactions with Affiliates. Except as set forth in
Schedule 9.09 annexed hereto, (i) enter into or be a party to, or permit any of their respective Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrowers except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Borrowers or their Subsidiaries as are available from unaffiliated third parties, or (ii) subject to Section 9.06 hereof, engage in any loan or capital investment (or any transaction which is the substantive equivalent thereof) with Affiliates of any of the Borrowers.

                  9.10. Sale Policies. Engage in policies or procedures with respect to the selling price of Inventory, which policies and procedures are inconsistent in any material respect with the past practices of the Borrowers or good retail practice absent the prior written consent of the Agent.

                  9.11. Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of any Hazardous Material at property owned or leased by any of the Borrowers except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials would not result in Environmental Liabilities and Costs in excess of $500,000 in the aggregate together with such other Environmental Liabilities and Costs.

                  9.12. ERISA.

                           (a) Engage in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

                           (b) permit, or permit any ERISA Affiliate to permit,
any Lien from arising under ERISA or Section 412(n) of the Code;

                           (c) amend or permit any ERISA Affiliate to amend any
Plan in a manner that would require security under Section 307 of ERISA; or

                           (d) request or permit any ERISA Affiliate to request
a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Plan.

                  9.13. Subsidiaries. Create or acquire any Subsidiaries not existing on the Closing Date; provided, however, that the Borrowers may create or acquire (i) one (1) or more U.S. Subsidiaries after the Closing Date with the consent of the Agent, provided that each such U.S. Subsidiary promptly, and in no event later than ten (10) Business Days after creation or acquisition, as the case may be, becomes a Guarantor and has entered into a Guarantor Security Agreement including, without limitation, execution of all other necessary documentation related thereto, pursuant to which all security interests granted thereunder may be perfected by the Agent, or (ii) one or more Foreign Entities so long as no assets currently owned by a U.S. Subsidiary (other than Memorabilia transferred or moved in accordance with Sections 8.13 and 8.14 hereof) are transferred to any Foreign Entity and substantially all of such Foreign Entity's assets are located outside of the United States.

                  9.14. Capital Expenditures. Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or capitalized lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would cause the aggregate amount of all such expenditures to exceed $6,000,000 per annum (on a cumulative basis such that amounts not used in any one (1) year may be used in subsequent years); provided, however, that amounts permitted to be expended pursuant to Sections 8.07 and 9.06 shall not be deemed to be capital expenditures hereunder.

                  9.15. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System 8.11.

                  9.16. Limitation on Plan of Reorganization Payments. Permit payments to fund the Plan of Reorganization or pay any creditor on account of a prepetition claim on the Closing Date in excess of $66,000,000.

                  9.17. Inactive Guarantors. Permit any Inactive Guarantor to engage in business or other activity of any kind, other than that which is directly related to the maintenance of its organizational existence.

                  9.18. Negative Pledge. Permit the mortgage, encumbrance, pledge or hypothecation by any Borrower or any Guarantor (other than pursuant to the Loan Documents) of any (i) Leases or other real property interests, (ii) shares of or interest in any Guarantors or any Foreign Entity not pledged to the Agent hereunder, (iii) any interest of any Borrower or any Guarantor in any foreign or domestic joint venture, (iv) any assets in any Foreign Entity or any joint venture; or (v) any interest in TSP; provided, however, that the interests or assets described in (iii) and (iv) may be subject to a pledge in favor of a third party if such joint venture or Foreign Entity is not, and will not be, the recipient of any loans or advances under subsections 9.06(e) or 9.06(f) hereof. If, notwithstanding the previous sentence, the Borrower or any of its Subsidiaries grants a security interest in the capital stock of Hospitality, or Hospitality grants a security interest in the Membership Interest or any other interest in TSP, in violation of the same, Planet Hollywood shall automatically and without the requirement of notice to or action by any Person be deemed to have granted to the Agent a prior and superior security interest therein and shall take all action reasonably requested by the Agent to effect the same.

                  9.19. Foreign Entities. No Foreign Entity, now existing or hereafter formed, shall own (by acquisition or transfer from any Borrower or Guarantor) or otherwise take possession of any assets that are located within the United States of America (other than assets having an aggregate value of not more than $50,000 at any time); provided, however, that, notwithstanding anything in this Section 9.19, the Borrowers and the Active Guarantors shall be entitled to transfer or move Inventory and Memorabilia in accordance with the terms of Sections 8.13 and 8.14 hereof.

                  9.20. Note Maturity Date. At least one (1) month prior to the Maturity Date, the maturity date with respect to the BH Notes shall not be earlier than six months after the Maturity Date unless the Agent agrees to a shorter extension. The Borrowers hereby agree that the Agent may pay any fees (and charge the loan account therefor) required under the Note Purchase Agreement to be paid by the Borrowers and if it determines to do so, cause the Borrower to pay, or pay on the Borrower's behalf as aforesaid, fees sufficient for a five month, 28 day extension under such Note Purchase Agreement.

                                    ARTICLE X

                                    DEFAULTS
                                    --------

                  10.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                           (a) Any Borrower or any Guarantor shall (i) fail to
make any payment of principal under this Agreement on any Loan or any Reimbursement Obligation when due, or (ii) except as set forth in clause (iii), fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Depository Accounts, the Blocked Account, the Cash Concentration Account or the Letter of Credit Cash Collateral Account) or (iii) fail to pay fees, expenses and any other de minimus amounts required hereunder and such failure shall have continued unremedied for a period of two (2) days;

                           (b) Any representation or warranty made by any
Borrower or any Guarantor under this Agreement or any other Related Document or any statement made by any Borrower in any financial statement, certificate, report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Related Document (other than those related to an Inactive Guarantor except with respect to its inactivity), shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                           (c) Any Borrower defaults in the performance or
observance of any covenant contained in Section 5.03 or Article VIII hereof (subject to the grace periods applicable under this Agreement to the covenants contained in Article VIII, including such grace periods contained in subsection 10.01(d) hereof) or Article IX hereof; or

                           (d) Any Borrower defaults in the performance or
observance of (i) the covenants contained in Section 8.01 (other than paragraphs
(e) and (f) thereof) and such default shall have continued unremedied for a period of five (5) days, (ii) the covenants contained in paragraphs (e) and (f) of Section 8.01 and such default shall have continued unremedied for a period of three (3) days, and (iii) any other covenant, agreement or duty under this Agreement or any other Related Document (to the extent not otherwise set forth in this Section 10.01) and such default shall have continued unremedied for a period of thirty (30) days; or

                           (e) There shall be an "event of default" under the
Note Purchase Agreement or the PIK Indenture respectively (after the expiration of applicable grace periods); or

                           (f) Any Borrower or any of its Subsidiaries (other
than Inactive Guarantors so long as no Borrower, Active Guarantor or Foreign Entity is or may be liable thereon) shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $500,000 in the aggregate together with other such Environmental Liabilities and Costs; or

                           (g) Any material provision of any Loan Document shall
at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Guarantor, or a proceeding shall be commenced by any Borrower or any Guarantor, or by any Governmental Authority or other regulatory body having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower or any Guarantor shall deny in writing that any Borrower or any Guarantor has any liability or obligation purported to be created under any Loan Document; or

                           (h) Any Borrower or any of its ERISA Affiliates shall
have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $200,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000; or

                           (i) (i) Any Plan shall fail to satisfy the minimum
funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, any Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code, or such Borrower or any U.S. Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); and (ii) there shall result from any such event or events the imposition of a Lien or the granting of a security interest, or there shall result from any such event or events a liability or a material risk of incurring a liability which would result in a Material Adverse Effect; or

                           (j) Robert Earl shall cease to be Chairman of the
Board of Directors or Chief Executive Officer of Planet Hollywood or (ii) breach or be in default of any obligations under the Agreement Regarding Leases after the expiration of any applicable grace periods therein if any; or

                           (k) Any Borrower shall use any Loan, advance,
acceptance or Letter of Credit issued under this Agreement in a manner inconsistent with Sections 2.09 and 7.17 hereto; or

                           (l) Except as set forth in subsection 10.01(e)
hereof, any Borrower or any U.S. Subsidiary shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) in excess of $200,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                           (m) Any Borrower or any U.S. Subsidiary (other than
Inactive Guarantors) (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any U.S. Subsidiary or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (m); or

                           (n) Any proceeding shall be instituted against any
Borrower or any U.S. Subsidiary (other than Inactive Guarantors) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any U.S. Subsidiary or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                           (o) The Security Agreement or any other Security
Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby; or

                           (p) One or more judgments or orders (other than a
judgment described in subsections 10.01(f) or (g) hereof) for the payment of money exceeding any applicable insurance or bond coverage by more than $1,000,000 in the aggregate shall be rendered against any Borrower or any U.S. Subsidiary (other than Inactive Guarantors, so long as no Borrower, Active Guarantor or Foreign Entity is or may be liable thereon) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  10.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist the Agent may, and upon the direction of the Majority Lenders shall, by notice to Planet Hollywood:

                           (a) declare the Revolving Credit Commitment of each
Lender and the Current Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and the Current Commitment will terminate immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or

                           (b) declare the unpaid principal amount of the Notes,
interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement, any fees due hereunder and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or

                           (c) give notice to the Borrowers of the occurrence
and continuance of an Event of Default; and/or

                           (d) at any time when there are no Loans outstanding,
maintain cash collateral (to the extent the Borrowers have or receive cash) equal to one hundred and five percent (105%) of all outstanding Letters of Credit; and/or

                           (e) apply all funds deposited in the Letter of Credit
Cash Collateral Account to the payment, in whole or in part, of the Obligations; and/or

                           (f) set-off amounts in the Letter of Credit Cash
Collateral Account or any other accounts under the dominion and control of the Agent and apply such amounts to the Obligations of the Borrowers hereunder and under the Related Documents;

provided, however, that upon the occurrence of any Event of Default described in subsections (n) or (o) of Section 10.01, the Loans and all Reimbursement Obligations, all interest thereon, all fees hereunder and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers.

                  10.03. Deposit for Letters of Credit. Upon the occurrence of an Event of Default, the Letter of Credit Issuer may make payment of all or any part of the Stated Amount of any Letter of Credit to the beneficiary thereof, or to the Letter of Credit Cash Collateral Account, in which event such payment shall be treated in all respects as a drawing under the Letter of Credit in full compliance therewith (notwithstanding that the beneficiary shall have failed to present all or any of the documents or satisfied all or any of the requirements for a drawing thereunder) and shall result in an Unreimbursed Draw. In addition, upon demand by the Letter of Credit Issuer after the occurrence of any Event of Default, the Borrowers shall deposit with the Agent for the benefit of the Letter of Credit Issuer with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent for the benefit of the Letter of Credit Issuer in the Letter of Credit Cash Collateral Account as security for, and to provide for the payment of, the Letter of Credit Exposure.

                  10.04. Certain Remedies. If an Event of Default occurs, each of the Agent and the Lenders may exercise all rights and remedies which it may have hereunder or under any other Related Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

                  11.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  11.02. Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid Agent's fees, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

                  11.03. Amendments and Waivers. No amendment or modification of any provision of this Agreement or of any of the Notes or of any other Related Document shall be effective without the written agreement of the Majority Lenders and the Borrowers and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which Majority Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver (i) of any provision of Article II or III which amendment, modification or waiver increases the Revolving Credit Commitment of any Lender, reduces the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduces the amount of any fee payable for the account of any Lender, or postpones or extends any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Exposure payable to any Lender, (ii) that increases the aggregate amount of the Revolving Credit Commitments of the Lenders, (iii) of the definitions of "Maturity Date", "Termination Date", "Majority Lenders", "Eligible Memorabilia", or "Pro Rata Shares", (iv) of the definitions of "Eligible Inventory" or "Borrowing Base" if the effect of such amendment, modification or waiver is to increase the Availability of the Borrowers, or (v) the provisions contained in this Section 11.03, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above, or (B) all Lenders in the case of the amendments, modifications or waivers described in clauses (ii) through (vi) above. No amendment, modification, termination, or waiver of any provision of
Article XII or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 11.03 shall be binding on each Lender, each future Lender, and, if signed by the Borrowers, on the Borrowers.

                  11.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, the Notes or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise.

The Lenders or the Agent may exercise their rights and remedies against the Borrowers and the Collateral as the Lenders and the Agent may elect, and regardless of the existence or adequacy of any other right or remedy.

                  11.05. Notices.

                           (a) All notices, requests, demands, directions and
other communications (collectively, the "Notices") under the provisions of this Agreement or the Notes shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered by hand or overnight courier (Federal Express, United Parcel Service, Airborne Express, etc.) and shall be effective (i) if mailed, three (3) days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received, and (iii) if delivered by hand or overnight courier, upon delivery. All notices shall be sent to the applicable party at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to subsection 3.01(a), a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                           (b) The Lenders and the Agent may rely, and shall be
fully protected in relying, on any notice purportedly made by or on behalf of the Borrowers and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

                  11.06. Expenses; Taxes; Attorneys' Fees; Indemnification. The Borrowers jointly and severally agree to pay or cause to be paid, on demand, and to save the Agent and the Lenders harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent and the Lenders, accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses (c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement and the Related Documents, (b) any requested amendments, waivers or consents to this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement or the Related Documents whether or not such documents become effective or are given,
(c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement or the Related Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement, any Related Document, the Agent's or the Lenders' claims against any Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement or any Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement or any Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement or any Related Document, (h) any attempt to enforce any Lien in any Collateral or other security in connection with this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement or any Related Document, (i) any attempt to collect from any Borrower, (j) the receipt of any advice with respect to any of the foregoing; provided, however, that this clause (j) shall apply to all Lenders only with respect to the matters described in clauses (c) through (i) and clauses (k) through (m) of this Section 11.06, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of any Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower or any Subsidiary, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Notwithstanding the foregoing, the Borrowers jointly and severally agree to cause to be paid the legal fees and expenses of WLR in connection with the negotiation, preparation, execution, delivery and enforcement of the Inter-Lender Agreement (which has included a review of the Loan Documents and comments thereon as well as other work related to the court order specified in subsection 6.01(p) hereof) promptly following the receipt of a reasonably detailed invoice. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrowers agree to pay jointly and severally all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Agent or any of the Lenders to be payable in connection with this Agreement or any other Related Document, and the Borrowers agree to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Related Document, upon an Event of Default, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers; provided, however, if the Agent has notice of a failure to pay insurance premiums Agent may make such payment and be reimbursed hereunder whether or not an Event of Default has occurred. The Borrowers jointly and severally agree to indemnify and defend the Agent and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon, or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrowers of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Party. So long as no Event of Default shall be in existence, the Agent agrees to advise the Borrowers of its intention to retain third parties (other than legal counsel) at any time after the Closing Date of the Facility and to consult with the Borrowers regarding same.

                  11.07. Application. Except to the extent, if any, expressly set forth in this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement, or in the Related Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

                  11.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  11.09. Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                  11.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  11.11. Duration; Survival. All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Agent or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Agent and the Lenders (including, without limitation, obligations arising under Section 11.06 hereof) shall survive the payment in full of the Notes and all Reimbursement Obligations and of all other obligations of the Borrowers thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

                  11.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  11.13. Assignments; Participations.

                           (a) Each Lender may with the written consent of the
Agent and Planet Hollywood, which such consents shall not be unreasonably delayed or withheld, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this agreement (including, without limitation, a portion of its Revolving Credit Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Related Documents; provided, however, that no consent of the Agent or Planet Hollywood is required for a transfer by a Lender to another Lender (including a transfer by CIT to WLR pursuant to the Inter-Lender Agreement) or a transfer by a Lender to an Affiliate of a Lender; and provided, further, that (i) each such assignment shall be in a principal amount of not less than $2,500,000 and in multiples of $1,000,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder, shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. In the event that WLR at any time purchases CIT's interest in the Obligations, all indemnity obligations of the Borrowers and Guarantors contained in any Loan Document shall survive such purchase by WLR and continue to run in favor of CIT as if it were a Lender hereunder.

                           (b) By executing and delivering an Assignment and
Acceptance, the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or any of their respective Subsidiaries or the performance or observance by the Borrowers of any of their respective obligations under this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement, or any other Related Document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement, and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement, and the other Related Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Intercreditor Agreement, the Inter-Lender Agreement, and the other Related Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a Lender.

                           (c) The Agent shall maintain at its address referred
to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to and the participation interest in the Letters of Credit of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (d) Upon its receipt of an Assignment and Acceptance
executed by an assigning Lender, an assignee Lender, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to Planet Hollywood and (iii) record the information contained therein in the Register. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Commitment retained by it hereunder, in each case prepared by the Agent. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                           (e) Each Lender may sell participations to one or
more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and its participation in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) and the other Related Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Related Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Reimbursement Obligations, or (B) action directly effecting an extension of the due dates of or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral (except as set forth in Section 12.08 of this Agreement or any Related Document).

                  11.14. Successors and Assigns. This Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that any of the Borrowers may individually or jointly assign or transfer any of their rights hereunder or thereunder without the prior written consent of all of the Lenders.

                  11.15. Confidentiality. Upon delivering to any Lender or the Agent, or permitting any Lender or the Agent to inspect, any written information pursuant to this Agreement or the other Related Documents, each Lender and the Agent shall treat such information as confidential. Each Lender and the Agent agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 11.15, each Lender and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Lender or the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Lender. Notwithstanding the foregoing, the provisions of this Section 11.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by any Lender or the Agent, has become publicly available or has been disclosed to or is known to any creditor (other than information as to which such creditor is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of any Borrower or a professional engaged by any Borrower, or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of any Lender or the Agent), (ii) non-confidential information which any Lender or the Agent had in its possession prior to receipt thereof from the disclosing party other than the Borrowers, or (iii) information received by any Lender or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 11.15 shall prevent any disclosure:
(x) believed in good faith by any Lender or the Agent to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for any Lender or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Related Document, or (z) of any information which has been made public by a Person other than any Lender or the Agent who, to the Agent's or such Lender's actual knowledge, was then under an obligation of nondisclosure. The Lenders and the Agent shall have the right to disclose any confidential information described in this Section 11.15 to the Letter of Credit Issuer and to an assignee or prospective assignee or to a participant or prospective participant in Loans and Letter of Credit Exposure hereunder; provided, however, that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were a Lender.

                  11.16. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, THE AGENT, EACH LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

                  11.17. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized to, at any time from time to time, without notice to any Borrower or Guarantor (any such notice being expressly waived by such Borrower and Guarantor) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrowers or Guarantor against any and all Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender, the Agent and the Letter of Credit Issuer agrees promptly to notify Planet Hollywood after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section 11.16 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

                  11.18. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  11.19. Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the Agent, any Lender, the Letter of Credit Issuer, or the Borrowers may be brought and maintained exclusively in the courts of the State of New York located in the borough of Manhattan or the United States District Court for the Southern District of New York; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. Each of the Borrowers hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States District Court for the Southern District of New York for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. Each of the Borrowers further irrevocably consents to the service of process (i) by registered or certified mail, postage prepaid, to the Borrowers at its address for notices contained in
Section 10.05 hereof, such service to become effective five (5) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing herein shall affect the right of the Agent, any Lender or the Letter of Credit Issuer to service of process in any other manner permitted by law. Each of the Borrowers hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

                                   ARTICLE XII

                                    THE AGENT
                                    ---------

                  12.01. Appointment. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as Agent (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.03 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received (as between CIT and WLR, at the time and in the manner specified in the Inter-Lender Agreement),
(ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; provided, however, that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 11.03 of this Agreement, to take such action as Agent deems appropriate on its behalf to administer the Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders and all holders of Notes; provided, however, that the Letter of Credit Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

                  12.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Related Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Related Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of each of the Borrowers and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter; provided, however, that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrowers pursuant to the terms of this Agreement or any Related Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                  12.03. Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.13 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and
(vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or the Borrowing Base or any certificate prepared by the Borrowers in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Related Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Related Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Related Documents in accordance with the instructions of the Majority Lenders.

                  12.04. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Related Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  12.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Agent under this Agreement or any of the Related Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 12.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 12.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

                  12.06. Lenders Individually. With respect to its Pro Rata Share of the Revolving Credit Commitments hereunder, the Loans made by it and the Note issued to or held by it, CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CIT in its individual capacity as a Lender or one of the Majority Lenders. CIT, WLR and their respective Affiliates may lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any of their respective Subsidiaries without any duty to account to the Lenders, and CIT may do so as if it were not acting as Agent pursuant hereto.

                  12.07. Successor Agent.

                           (a) The Agent may resign from the performance of all
its functions and duties hereunder and under the other Related Documents at any time by giving at least thirty (30) Business Days' prior written notice to Planet Hollywood and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Majority
Lenders shall appoint a successor Agent who shall be reasonably satisfactory to Planet Hollywood. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Related Documents.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of Planet Hollywood, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of Planet Hollywood, appoint a successor Agent as provided above.

                  12.08. Collateral Matters.

                           (a) The Agent may from time to time, during the
occurrence and continuance of an Event of Default, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.06. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and Planet Hollywood in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 12.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Regular Rate.

                           (b) The Lenders hereby irrevocably authorize the
Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Letter of Credit Exposure (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if Planet Hollywood certifies to the Agent that the sale or disposition is made in compliance with Section 9.04 (b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which no Borrower owned any interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.08(b).

                           (c) Without in any manner limiting the Agent's
authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 12.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 12.08(b). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by Planet Hollywood, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrowers in respect of) all interests in the Collateral retained by the Borrowers.

                           (d) The Agent shall have no obligation whatsoever to
any Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 12.08 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.

                                  ARTICLE XIII

                                  OTHER MATTERS
                                  -------------

                  13.01. Members and TSP Membership Interest. Schedule 13.01 hereto sets forth or attaches a true and complete list setting forth (i) each member of TSP, (ii) the percentage membership interest in TSP currently owned by each such Person, (iii) the current balance of such Person's capital account in TSP, (iv) a copy of each Schedule K-1 received by a Borrower or a Guarantor with respect to the TSP Membership Interest and each tax return filed by TSP, and (v) a description, including the principal amount, interest, term and lender, of all debt of TSP.

                  13.02. Affirmative Covenant. So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, Hospitality will, unless the Majority Lenders shall otherwise consent in writing, perform, observe and comply in all material respects with all of its obligations under each pledge, assignment and each other agreement with respect to the TSP Membership Interest, and will use its best efforts to cause each other party to each such pledge, assignment or other agreement to perform, observe and comply in all material respects with all of such other party's obligations under each such pledge, assignment or other agreement.

                  13.03. Negative Covenant. So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, neither the Borrowers nor the Guarantors will, without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld), (i) amend, modify, terminate or waive any provision of the TSP Agreement, (ii) fail to exercise promptly and diligently each and every right which it may have under the TSP Agreement, or (iii) fail to deliver to the Agent a copy of each demand, notice or other document received or given by it relating in any way to the TSP Membership Interest. In no event shall any Borrower or Guarantor withdraw from or cause or consent to the dissolution of TSP without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld).

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


                                   BORROWERS:

                                      PLANET HOLLYWOOD
                                        INTERNATIONAL, INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD MEMORABILIA, INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      ALL STAR CAFE INTERNATIONAL, INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      ALL STAR CAFE (NEW YORK), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      COOL PLANET, INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer

                                      COOL PLANET II, INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD
                                        (ATLANTIC CITY), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (HONOLULU), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (LP), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD
                                        (NEW YORK CITY), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer

                                      PLANET HOLLYWOOD NEW YORK, LTD.

                                      By: PLANET HOLLYWOOD
                                          INTERNATIONAL, INC., its
                                          General Partner


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (ORLANDO), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (REGION II), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (REGION III), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer

                                      PLANET HOLLYWOOD (REGION IV), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (REGION V), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:


                                      PLANET HOLLYWOOD (REGION VI), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (REGION VII), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer


                                      PLANET HOLLYWOOD (TEXAS), LTD.

                                      By: PLANET HOLLYWOOD
                                          (REGION V), INC., its General
                                          Partner


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:


                                      PLANET HOLLYWOOD (WAREHOUSE), INC.


                                      By: ______________________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer

                                Address for Notices:
                                -------------------

                                Planet Hollywood International, Inc. Corporate Office
                                8669 Commodity Circle
                                Orlando, Florida  32819
                                Attention:  Chief Financial Officer
                                Telephone:  (407) 352-6886
                                Telecopier:  (407) 352-7310


                                AGENT AND LENDER:

                                CIT GROUP/BUSINESS CREDIT, INC.


                                By: ______________________________________
                                    Name:    Mitchell Drucker
                                    Title:   Senior Vice President

                                Address for Notices:
                                -------------------

                                The CIT Group/Business
                                  Credit, Inc.
                                1211 Avenue of the Americas
                                New York, New York  10036
                                Attention:  Robert Smith
                                Telephone:  (212) 536-1269
                                Telecopier:  (212) 536-1295

                                with a copy to:

                                Schulte Roth & Zabel LLP
                                900 Third Avenue
                                New York, New York  10022
                                Attention:  Frederic L. Ragucci, Esq.
                                Telephone:  (212) 756-2000
                                Telecopier:  (212) 593-5955

                                     LENDER:

                                     WLR RECOVERY FUND L.P.

                                     By: WLR RECOVERY ASSOCIATES LLC,
                                         as its General Partner


                                     By: ____________________________________
                                         Name:  Wilbur Ross
                                         Title: Managing Member

                                     Address for Notices:
                                     -------------------

                                     WLR Recovery Fund L.P.
                                     1251 Avenue of the Americas, 51st Floor
                                     New York, New York  10020
                                     Attention:        Wilbur Ross
                                     Telephone:  (212) 403-3581
                                     Telecopier:  (212) 403-3578

                                     with a copy to:

                                     Weil Gotshal & Manges LLP
                                     767 Fifth Avenue
                                     New York, New York  10153
                                     Attention:  Corinne Ball, Esq.
                                     Telephone:  (212) 310-8000
                                     Telecopier:  (212) 310-8007

ACKNOWLEDGED AND AGREED:
-----------------------

PLANET HOLLYWOOD (REGION III), INC.


By: __________________________________
    Name:  Thomas Avallone
    Title: Chief Financial Officer


PLANET HOSPITALITY HOLDINGS, INC.


By: __________________________________
    Name:  Thomas Avallone
    Title: Chief Financial Officer

                                     ANNEX I
                                     -------


PLANET HOLLYWOOD MEMORABILIA, INC.
ALL STAR CAFE INTERNATIONAL, INC.
ALL STAR CAFE (NEW YORK), INC.
COOL PLANET, INC.
COOL PLANET II, INC.
PLANET HOLLYWOOD (ATLANTIC CITY), INC.
PLANET HOLLYWOOD (HONOLULU), INC.
PLANET HOLLYWOOD (LP), INC.
PLANET HOLLYWOOD (NEW YORK CITY), INC.
PLANET HOLLYWOOD NEW YORK, LTD.
PLANET HOLLYWOOD (ORLANDO), INC.
PLANET HOLLYWOOD (REGION II), INC.
PLANET HOLLYWOOD (REGION III), INC.
PLANET HOLLYWOOD (REGION IV), INC.
PLANET HOLLYWOOD (REGION V), INC.
PLANET HOLLYWOOD (REGION VI), INC.
PLANET HOLLYWOOD (REGION VII), INC.
PLANET HOLLYWOOD (TEXAS), LTD.
PLANET HOLLYWOOD (WAREHOUSE), INC.